ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") dated February __, 2000 (the "Effective Date") is made between Network-1 Security Solutions, Inc. ("Seller"), a Delaware corporation doing business at 1601 Trapelo Road, Waltham, MA 02451, Exodus Communications, Inc. ("Buyer"), a Delaware corporation doing business at 2831 Mission College Blvd., Santa Clara, CA 95054 and, as to Section 10 only, the Key Employees of Seller listed on the signature page hereof. Seller is engaged in various lines of business, including a professional services operation engaged in the business of rendering professional design and consulting services relating to network security (the "Purchased Business") and owns various assets used in connection with or relating to the Purchased Business defined below as the Purchased Assets. Buyer is engaged, among other things, in the business of providing professional consulting services relating to Web hosting and wants to acquire the Purchased Assets from Seller and hire certain Seller employees, defined below as the Employees, used to render services in connection with the Purchased Business.

         The parties, therefore, agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms have the following meanings:


                  1.1 "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement attached hereto as Exhibit 1 pursuant to which the Contracts are assigned and certain obligations thereunder are assumed.

                  1.2 "Bill of Sale" means means the Bill of Sale attached hereto as Exhibit 2 pursuant to which the Purchased Assets are transferred and assigned to Buyer.

                  1.3 "Cause" means:

                           (i) Employee's failure to appear for work at Buyer
for more than 30 consecutive days (other than due to medical reasons, disability or death);

                           (ii) Employee engaging in knowing and intentional
illegal conduct which is injurious to Buyer or its affiliates;

                           (iii) Employee being convicted of a felony or
committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, Buyer or its affiliates;

                           (iv) Employee breaching, in any material respect, the
terms of any invention assignment or confidentiality agreement with Buyer;

                           (v) Employee's commencement of employment with
another employer while an employee of Buyer; or

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                           (vi) Employee's willful refusal to perform express
duties reasonably assigned by Employee's supervisor after being provided with written notice from Buyer of the wrongful nature of such refusal and a reasonable subsequent opportunity to cure such breach in a manner reasonably satisfactory to Buyer.

                  1.4 "Closing" means the day upon which the conditions to concluding this Agreement are met and the parties exchange the deliveries specified in Section 2 below.

                  1.5 "Consulting Materials" means all training, network design and consulting materials used in connection with the Purchased Business and listed on Exhibit A, Exhibit E, Exhibit F, and Exhibit H.

                  1.6 "Contracts" means those agreements, if any, between Seller and third parties which are assigned to Buyer either (a) at Closing, in accordance with the terms of such agreements without the necessity of the third party's consent and without breach thereof; or (b) either at Closing or within ninety (90) days following the Closing, with the consent in writing of the applicable third parties as required by the terms thereof, in each case as evidenced by the inclusion of such contract on Exhibit B hereto and on Schedule 1 to the Assignment and Assumption Agreement at Closing or by an amendment to each thereto signed by both parties at the time of such assignment, which currently includes only the CyberCop software license relating to the license of Third Party Software.

                  1.7 "Disclosure Schedule" means Exhibit C to this Agreement.

                  1.8 "Employees" means those Seller employees used to render services in connection with the Purchased Business listed on Exhibit D who accept employment with Buyer.

                  1.9 "Good Reason" means failure by Buyer to pay an Employee the agreed upon compensation or benefits pursuant to such Employee's offer letter with Buyer, breach by Buyer of the offer letter with an Employee, or any other circumstance constituting "constructive termination" of the Employee under California law.

                  1.10 "Intangible Assets" means all right, title and interest in and to the Software, the Publications and the Consulting Materials, the other intangible assets identified on Exhibit E to this Agreement and all Intellectual Property Rights therein.

                  1.11 "Intellectual Property Rights" has the meaning specified in Section 4.13.

                  1.12 "Moral Rights" means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar

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right, existing under the law of any country in the world, or under any treaty.

                  1.13 "Ordinary Course" means in the ordinary course of business consistent with past practices.

                  1.14 "Publications" means those publications of Seller or any of the Employees relating to the Purchased Business and listed on Exhibit F.

                  1.15 "Purchase Price" means the purchase price payable to Seller for the Purchased Assets as specified in Section 3.1 below

                  1.16 "Purchased Assets" means the various assets, new or used, tangible or intangible, that are required or useful, or are otherwise used by Seller, in connection with the ownership, development or operation of the Purchased Business, consisting of the Tangible Assets, the Intangible Assets, the Third Party Software, Seller's rights in the Contracts, along with copies of all relevant books and records of Seller pertaining to the Tangible Assets, the Intangible Assets, the Contracts and the Purchased Business, certain prepaid customer contracts and deposits that are assignable with such customers' consents (Seller will cooperate with Buyer and Employees in efforts to obtain customer consents to such assignments), and the other assets, if any, listed on Exhibit G hereto. For the avoidance of doubt, the Purchased Assets will not include cash, accounts receivable or marketable securities held by Seller or any assets used by Seller in connection with its network security software business.

                  1.17 "Software" means the computer program in object and source code owned and developed by Seller and used in connection with the Purchased Business as described on Exhibit E, H and I, including all predecessor versions, and all related user and developer documentation.

                  1.18 "Tangible Assets" means the computer and network equipment and other personal property and tangible assets used in connection with the Purchased Business and listed on Exhibit I hereto.

                  1.19 "Third Party Software" means the third party software used in connection with the Tangible Assets and listed on Exhibit I hereto.

                  1.20 "Year 2000 Compliant" means to be able to accurately process, provide, and/or receive date/time data between the twentieth and twenty-first centuries, including years 1999 and 2000 and leap year calculations without malfunction, incorrect results or the degradation in performance as a result of such data; unless caused by, other third party technology.

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         2. Purchase and Sale.

                  2.1 Purchase and Sale. On the Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller the Purchased Assets, free and clear of all liens, claims, encumbrances, security interests, restrictions and rights of any third parties.

                  2.2 Transfer of Purchased Assets. On or before the Closing, Seller shall, at its expense, deliver the Purchased Assets to Buyer at Buyer's principal place of business (with the Software, Consulting Materials, and Publications to be delivered in a mutually acceptable electronic format if either party so requests) or at such other locations as identified on Exhibit I and times and by such other means as are agreed by the parties. The transfer of title to the Purchased Assets shall be evidenced by the executed and delivered Bill of Sale attached as Exhibit 1 and, as to any assigned Contracts, the inclusion of such Contracts on Schedule 1 of the executed and delivered Assignment and Assumption Agreement attached as Exhibit 2. Purchased Assets in the physical possession of Employees will be deemed delivered by the transfer by such Employees to become Buyer employees with such Purchased Assets in their possession. Certain Consulting Materials will be deemed delivered when posted via Common Courier or as otherwise agreed by the parties.

                  2.3 Further Action. On and after the Closing, Seller will execute and deliver to Buyer such documents and instruments of transfer and take such further action as may be reasonably requested by Buyer to transfer to Buyer the Purchased Assets and vest or perfect in Buyer good and marketable title in and to the Purchased Assets subject to the terms of this Agreement. Seller hereby waives any Moral Rights with respect to the Software and Intangible Assets.

                  2.4 No Assumption of Liability. Except to the extent Buyer expressly assumes any prospective liability under the Contracts (other than for breach thereof prior to Closing) pursuant to the Assignment and Assumption Agreement, the parties agree that Buyer is not assuming, has not assumed, and will not by the execution, delivery or performance of this Agreement, or otherwise, assume or otherwise become responsible for any liability or obligation of any nature of Seller, including without limitation: (i) any liability or obligation, absolute, contingent, accrued or otherwise, relating to the Purchased Assets or the Purchased Business or any other obligation or liability of Seller; (ii) any and all liabilities, whether now existing or hereafter arising, with respect to the sale, lease, license or other provision of any products, software or services relating to the Purchased Assets or the Purchased Business; (iii) any accounts or notes payable, or liabilities for breach of warranty whenever arising; (iv) any tax liabilities related to the Purchased Assets, the Employees, or the Purchased Business, including sales or use taxes associated with transfer of same to Buyer hereunder; (v) any taxes, wage claims or liabilities for employment-related contributions or liabilities or any other employee-related claims and liabilities; (vi) any liabilities arising from a failure to properly withhold from employees or a failure to file required tax returns or reports with

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respect to employees or consultants; (vii) any compensation or benefits to which the Seller's employees are entitled from Seller, including without limitation, any liability to any Employee for the payment of any and all accrued and unused vacation time, sick pay or severance pay; and (viii) any liability, obligation or claim to or by NextVISION (including without limitation any claim under the Alliance Partner Agreement with NextVISION claiming that Buyer may only do business in certain Latin American countries through NextVISION); (ix) any liability, obligation or claim to or by City of Hope (including without limitation those described in the complaint filed by City of Hope against Seller in July 1999 in the Los Angeles Superior Court) (items (i) through (viii) above are collectively referred to herein as "Pre-Closing Risks"). Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liability, claims and expenses (including reasonable attorneys' fees) related to such Pre-Closing Risks; provided that Buyer gives Seller reasonable notice of such claim and reasonably cooperates in the defense and settlement of such claim.

         3. Purchase Price and Manner of Payment.

                  3.1 Purchase Price. The total Purchase Price for the Purchased Assets will be $4,000,000 in cash, payable as follows: (a) $2,700,000 in the form of a wire transfer of immediately available funds at the Closing; and (b) $1,300,000 to be deposited (the "Aggregate Escrow Amount") with an Escrow Agent pursuant to the Escrow Agreement attached hereto as Exhibit 3. The Purchase Price shall be subject to adjustment and offset as specified in Sections 2.4, 3.2, 9.1 and in the Escrow Agreement.

                  3.2 Release of Contract Holdback Amount Upon Contract Assignments. The parties agree that an aggregate of $300,000 of the Aggregate Escrow Amount (the "Contract Holdback Amount") will be released from Escrow to Seller only if within ninety (90) days of the Closing (the "Holdback Period") Buyer receives purchase orders or enters into other binding contractual commitments in Buyer's name, from any of the ten former customers of the Purchased Business listed on Schedule 3.2 ("LISTED CUSTOMERS"), for or relating to consulting services generated by the Employees or Seller ("QUALIFYING ORDERS"); and in that case, the amount of the Contract Holdback Amount so released will equal the aggregate "unconditionally committed dollar amount" of the Qualifying Orders from the Listed Customers, up to the Contract Holdback Amount. Buyer shall make reasonable good faith efforts to solicit Qualifying Orders from the Listed Customers and will afford the Employees reasonable opportunity to solicit Qualifying Orders from the Listed Customers. The term "unconditionally committed dollar amount" shall mean and refer to the amount unconditionally payable under the Qualifying Order upon or prior to delivery of the requested service, irrespective of whether such amount has actually been paid or revenue thereon has been recognized. An assignment of a purchase order by Seller to Buyer from one of the Listed Customers for consulting services from the Employees, in accordance with the assignment provisions of such purchase order or with the customer's consent, will qualify as a Qualifying Order, but only the

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dollar amount of such assigned purchase order that Buyer can bill after Closing will qualify as an "unconditionally committed dollar amount" entitling release of an equivalent dollar amount under the preceding sentence. The portion of the Contract Holdback Amount to which Seller is entitled under the foregoing provisions shall be released to Seller, and the balance, if any, of the Contract Holdback Amount (to which Seller is not entitled) will be returned to Buyer, when and as provided in Section 1(b) of the Escrow Agreement (or if the matter involves a "Contested Claim" as defined in the Escrow Agreement, when and as provided in Section 4(b) of the Escrow Agreement).

                  3.3 EXPENSES AND TAXES; PURCHASE PRICE ALLOCATION. Each party will bear its own attorneys, accountants, financial advisor and other fees and costs related to preparation of this Agreement. Seller will pay all sales and use tax associated with the transaction hereby contemplated and the transfer of the Purchased Assets and will indemnify Buyer from all loss, liability, claim, risk and expense (including reasonable attorneys' fees) occasioned by Buyer's failure to pay such taxes. Buyer will cooperate with Seller in minimizing any such liability by allowing deliveries of Software and other intangibles to be made electronically. In accordance with Section 6012(c)(10) of the California Revenue and Taxation Code, Buyer and Seller agree that $51,940 of the Purchase Price shall be allocated as a reasonable price for the tangible personal property (including without limitation books and records of Seller pertaining to the Intangible Assets) which is used to transfer the Software and other Intangible Property included in the Purchased Assets. Buyer and Seller further agree that this sum represents a reasonable price based upon their mutual good faith estimate of the retail fair market value of the tangible personal property based upon the cost of materials and labor used to produce such tangible personal property. Seller agrees that the balance of the Purchase Price shall be allocated as determined by Buyer and Seller in consultation with their auditors and financial advisors and that Seller and Buyer shall adopt that allocation on any relevant tax returns.

         4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedule attached hereto as Exhibit C, the matters set forth in the following subsections of this Section 4 are true and correct as of the Effective Date and the Closing.

                  4.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on the Purchased Business as now conducted and as presently proposed to be conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the nature of its business or location of its properties (including the Purchased Assets) requires such qualification and where the failure to be so qualified would have a Material Adverse Effect. "Material Adverse Effect" and "Material Adverse Change," when used in reference to the Seller, the Purchased Assets, or the Purchased Business mean or refer to any event,

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circumstance, change, or effect that is (or with the passage of time will be), individually or in the aggregate with all other adverse events, circumstances, changes, and effects, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, Intellectual Property rights, business, prospects or operating results of the Seller, Purchased Assets, or Purchased Business, as applicable.

                  4.2 Subsidiaries and Guaranties. Except as set forth in Item
4.2 of the Disclosure Schedule, Seller has no subsidiaries or any interest, direct or indirect, in any corporation, partnership, limited partnership, limited liability company, association, joint venture or other business entity. None of the Purchased Assets are owned or held by any of Seller's subsidiaries or by any affiliate of Seller. Seller is not a guarantor of any obligation of a third party, whether or not such third party is related to or affiliated with Seller.

                  4.3  Power, Authorization and Validity.

                           (a) Seller has all necessary right, corporate power,
legal capacity and authority to enter into, execute and deliver this Agreement, to consummate the sale to Buyer of the Purchased Assets contemplated hereby and the other transactions contemplated by this Agreement and the Bill of Sale, Assignment and Assumption Agreement, Escrow Agreement and any other ancillary agreements entered into pursuant to this Agreement ("Ancillary Agreements"). This Agreement has been, and at the Closing the Ancillary Agreements will be, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes, and, upon Seller's execution of each of the Ancillary Agreements, each of the Ancillary Agreements will constitute, a legal, valid and binding obligation of Seller enforceable against Seller and against the funds deposited in escrow pursuant to the Escrow Agreement in accordance with its respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of Seller's Board of Directors. No shareholder approval of this Agreement or the sale of the Purchased Assets is required under applicable law.

                           (b) No filing, authorization or approval with or of
any governmental entity is necessary or required to be made or obtained prior to the Closing to enable Seller to enter into, and to perform its obligations under, this Agreement and the Ancillary Agreements.

                  4.4 No Violation of Existing Agreements or Laws. Neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or

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violation of (a) any provision of the Articles of Incorporation or Bylaws of
Seller, as currently in effect, (b) any instrument or contract to which Seller or is a party or by which Seller is bound or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Seller or any subsidiary or their respective assets or properties. Seller is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement (including its Articles of Incorporation) which materially restricts or otherwise limits Seller's power or authority to transfer the Purchased Assets.

                  4.5 Consents. The execution and delivery of this Agreement and the Ancillary Agreements do not and the performance of this Agreement and the Ancillary Agreements by Seller will not require any consent, approval, authorization or other action by or filing with or notification to, any court or governmental or regulatory authority except as to filings by Seller with the Securities and Exchange Commission.

                  4.6 Litigation. Except as disclosed in Item 4.6, there is no action, proceeding or claim or investigation pending against Seller, the Purchased Assets or the Employees or any properties or rights of Seller, which relate to or arose out of or are based upon the ownership or use of the Purchased Assets or the operation of the Purchased Business or the actions of any Employees in connection with the Purchased Assets or the Purchased Business, before any court, arbitrator or administrator or governmental body before any court or administrative agency nor is there any basis therefore, nor has any party threatened same. There is no action, suit, proceeding, claim, arbitration or investigation pending or as to which Seller has received any notice of assertion against Seller or with respect to any of the Purchased Assets or any Employee, which in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement or the Ancillary Agreements. There is no judgment, order, writ or decree of any governmental authority applicable to Seller which might result in any Material Adverse Change in the value of the Purchased Assets or the financial condition or results of operations of the Purchased Business or Buyer's ability to offer, support and market the Seller Services.

                  4.7 Solvency; No Fraudulent Conveyance. Seller is solvent and able to pay its debts as they come due. Seller is not the subject of any bankruptcy proceeding and there has not been any election or resolution to dissolve or liquidate Seller. Sale of the Purchased Assets to Buyer does not constitute a fraudulent conveyance and is for fair and adequate value.

                  4.8 Financial Information and Records. Seller has provided to Buyer a true and correct copy of Seller's unaudited revenues and cost of goods sold for the Purchased Business dated as of December 31, 1999 ("Latest Financial Information") and has made available to Buyer access to all records of Seller pertaining to the Purchased Assets (the "Financial Records").

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                  4.9  Taxes.

                           (a) Definitions. For purposes of this Agreement, the
following terms have the following meanings: "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "TAXING AUTHORITY"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and
(iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

                           (b) No Tax Liability. Since January 1, 1999, no Tax
liability in connection with the Purchased Assets or Purchased Business has been incurred other than in the Ordinary Course, and adequate provision has been made for all Taxes since that date in accordance with past practices on a timely basis. Seller has timely withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld in connection with amounts paid or owing to any Employee.

                           (c) Tax Returns. All Tax returns, statements, reports
and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time or Closing, by or on behalf of Seller that relate to the Purchased Assets, or the Purchased Business (collectively, the "SELLER RETURNS"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Closing have been or will be paid on or before such date.

                           (d) There is no claim, audit, action, suit,
proceeding, or investigation now pending or, to the best knowledge of Seller, threatened against or with respect to Seller in respect of any Tax that relate to the Purchased Assets or the Purchased Business, nor to the best knowledge of Seller is there any basis therefor. There are no liabilities for Taxes that relate to the Purchased Assets or the Purchased Business with respect to any notice of deficiency or similar document of any Tax Authority received by Seller which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). There are no liens for Taxes upon any of the Purchased Assets.

                           (e) There is no contract, agreement, plan or
arrangement, including without limitation the provisions of this Agreement and the Ancillary Agreements, covering any Employee that, individually or collectively, could give rise to

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the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, Seller is not a party to or bound by (or will prior to the Effective Date or Closing become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement relating to the Purchased Assets, the Employees or the Purchased Business.

                  4.10 Title to and Condition of Purchased Assets. Seller owns all the Purchased Assets and has good and marketable title in and to all of the Purchased Assets, free and clear of any pledge, lien, collateral assignment, security interest, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or use, or any other encumbrance of any kind whatsoever ("ENCUMBRANCES"). Title to all the Purchased Assets is freely transferable from Seller to Buyer, free and clear of all Encumbrances without obtaining the consent or approval of any person and the transfer of the Purchased Assets to Buyer and Buyer's use thereof does not and will not infringe upon any Intellectual Property Rights of any third party. No third party is using any element of the Purchased Assets nor infringing on the Intellectual Property Rights therein. None of the material intangible Purchased Assets that were used in the Purchased Business have been removed from use in such business since August 1, 1999, other than to upgrade outdated or inoperative equipment, except with respect to proceeds of accounts receivable and except as necessary in the Ordinary Course. The current location of all tangible Purchased Assets is set forth on Item 4.10 , and Seller will not re-locate any material Purchased Assets from the location(s) shown for such Purchased Assets on Item 4.10 without Buyer's prior written consent. Seller has paid in full all royalties, fees and any other payments, if any, that have ever become due and payable under all license agreements included among the Contracts or related to any of the Purchased Assets and no further royalties, license fees, maintenance and support fees or any other payments whatsoever are due and payable, nor will any further royalties, license fees, maintenance and support fees or any other payments whatsoever in the future become due and payable, under any license agreements included among the Contracts or with respect to any Purchased Assets under any circumstances. Except as may be set forth in the Disclosure Schedule or any schedule to this Agreement, none of the Purchased Assets is licensed from any third party and no royalties, license fees or similar payments are due or payable (or may become due or payable) to any third party under any license or other agreement. None of the Purchased Assets is licensed to any third party.

                  4.11 Absence of Certain Changes. Since the date of Latest Financial Information (the "Latest Financial Information Date"), Seller has carried on the Purchased Business in the Ordinary Course substantially in accordance with the procedures and practices in effect on the date of the Latest Financial Information Date. Except as disclosed in Item 4.11 or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, since the Latest Financial Information Date there has not been with respect to the Purchased Business or any of the Purchased Assets:

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                           (a) any change in the Purchased Business or any of
the Purchased Assets which change by itself or in conjunction with all other such changes, whether or not arising in the Ordinary Course, have had or is reasonably likely to have a Material Adverse Effect on the Purchased Assets or the Purchased Business;

                           (b) any contingent liability incurred in connection
with the Purchased Business as guarantor or surety with respect to the obligations of others;

                           (c) any Encumbrance placed on any of the Purchased
Assets, other assets or properties thereof;

                           (d) any obligation or liability incurred thereby
other than in the Ordinary Course;

                           (e) any purchase, license, sale, transfer or other
disposition, or any agreement or other arrangement for the purchase, license, sale, transfer or other disposition, of any of the Purchased Assets or any other properties or assets or goodwill or Intellectual Property of Seller used in or related to the Purchased Business;

                           (f) any damage, destruction or loss, whether or not
covered by insurance, relating to the Purchased Assets or the Purchased
Business;

                           (g) any loss of key executive, management,
development personnel or service personnel involved in the Purchased Business;

                           (h) any obligation or liability incurred by Seller to
any of the Employees except normal compensation and expense allowances payable to Employees in the Ordinary Course;

                           (i) any loss on or prior to the date of this
Agreement of one or more customers of the Purchased Business or any indication that such a loss is, or losses are, reasonably likely;

                           (j) any grant of a security interest in any of the
Purchased Assets;

                           (k) any termination, or any extension, amendment,
relinquishment, expiration or non-renewal that resulted from third party dissatisfaction with Seller's services or contract performance relating to the Purchased Business, of any contract to which Seller is a party, or any written request received by Seller for or to effect any of the foregoing; or

                           (l) any changes to wages, salary or employment terms
of any of the Employees.

                  4.12 Agreements and Commitments. As of the date hereof, except as disclosed in Item 4.12 delivered by Seller to Buyer herewith, on the date of this Agreement Seller is not a party or subject to any oral or written executory contract or, to the extent expressly enumerated in paragraphs below, commitment, that is related to the Purchased

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Business or the Purchased Assets or any of the Employees, including but not limited to the following:

                           (a) Any contract, commitment, letter agreement or
purchase order providing for payments by or to Seller in an aggregate amount of
(i) $20,000 or more in the Ordinary Course or (ii) $10,000 or more not in the Ordinary Course;

                           (b) Any license agreement under which Seller is
licensor (except for any nonexclusive software license granted by Seller to customers in the Ordinary Course); or under which Seller is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products with a license fee or purchase price of under $5,000 per copy or seat);

                           (c) Any material agreement by Seller to encumber,
transfer or sell rights in or with respect to any material item of Seller Intellectual Property (as defined in Section 4.12 hereof), excluding non-exclusive software licenses;

                           (d) Any agreement for the sale or lease of real or
tangible personal property involving more than $10,000 per year;

                           (e) Any sales representative, value-added remarketer,
OEM or other agreement for the marketing or sale of professional consulting services or otherwise relating to the Purchased Business or the Purchased Assets;

                           (f) Any joint venture contract or arrangement or any
other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                           (g) Any instrument evidencing indebtedness for
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness incurred or made in the Ordinary Course;

                           (h) Any contract containing covenants purporting to
limit Seller's freedom to compete in any line of business, market or industry and/or in any geographic area; or

                           (i) Any contract for the employment of any officer,
employee or consultant of Seller or any other type of contract or commitment with any officer, employee or consultant of Seller that is not immediately terminable by Seller without cost or other liability.

                           Except as noted in Item 4.12, all agreements,
obligations and commitments disclosed in Item 4.12, are valid and in full force and effect, except where the failure to be such would not have a Material Adverse Effect on Seller. Except as noted on Item 4.12, neither Seller nor any other party is in breach of or default under any material term of any such agreement, obligation or commitment nor has such other party threatened such a breach or default. Seller is not a party to any contract or arrangement that it believes will have a Material Adverse Effect on Seller. Seller does not have liability for renegotiation of government contracts or subcontracts.

                  4.13  Intellectual Property.

                           (a) For purposes of this Agreement, "Intellectual
Property" means:

                                  (i) all issued patents, reissued or reexamined
patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                                  (ii) all published or unpublished
nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                                  (iii) all copyrights, copyrightable works,
semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, Moral Rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                                  (iv) trademarks, registered trademarks,
applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks");

                                  (v) all technology, ideas, inventions,
designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data and proprietary processes;

                                  (vi) all databases and all collected data and
all rights therein throughout the world;

                                  (vii) all computer software, including all
source code, object code firmware, development tools, files, records and data and all media on which any of the foregoing is recorded; and

                                  (viii) all Web addresses, rights and domain
names and all rights under all Web cross-linking agreements; and the term "Intellectual Property Rights" means any rights in any Intellectual Property.

                           (b)  With respect to each item of Intellectual
Property incorporated into the Intangible Assets or used or offered by Seller or any of the Employees in connection with the Purchased Business, and in each case owned by Seller or licensed to Seller (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat or CPU on standard, non-negotiated terms and conditions) ("Seller Intellectual Property"), the Seller Disclosure Schedule lists as of the date of this Agreement at Item 4.13:

                                  (i) all Patents, all registered Trademarks,
and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

                                  (ii) the following agreements relating to the
products or service offerings or capabilities of Seller relating to the Purchased Assets or the Purchased Business, including products or service offerings or capabilities currently under development (collectively the "Seller Services") or other Seller Intellectual Property: all (A) agreements granting any right to distribute or sublicense any of the Seller Services on any exclusive basis, (B) any exclusive licenses of Intellectual Property to or from Seller, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to or by Seller are $10,000 or more, (D) joint development or support agreements, (E) any agreement by which Seller grants any ownership right to any Intellectual Property owned by Seller other than nonexclusive software licenses entered into with customers in the Ordinary Course, (F) any option relating to any Seller Intellectual Property, and (G) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Seller Intellectual Property.

                           (c) The Seller Disclosure Schedule contains an
accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller is authorized to use any Intellectual Property owned by any third party (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat on standard non-negotiated terms and conditions and any rights implied by law) ("Third Party Intellectual Property").

                           (d) There is no unauthorized use, disclosure,
infringement or misappropriation of any Seller Intellectual Property, including any Third Party Intellectual Property, by any employee or former employee of Seller or by any other third party. Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Buyer or its counsel. There are no royalties, fees or other payments payable by Seller (or by Buyer as Seller's successor with respect to the Purchased Assets) to any Person, under any written or oral contract or understanding or otherwise, by reason of the ownership, use, sale or disposition of any Intellectual Property.

                           (e) Seller is not in breach of any license,
sublicense or other agreement relating to the Seller Intellectual Property or Third Party Intellectual Property Rights. Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement, or any of the transactions contemplated hereby or thereby will contravene, conflict with or result in an infringement on the Buyer's right to own or use any Seller Intellectual Property, including any Third Party Intellectual Property.

                           (f) All Patents, registered Trademarks, registered
service marks and registered copyrights held by Seller and related to the Purchased Business are valid and subsisting. Except for such as are not past due, all maintenance and annual fees with respect thereto have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. Seller has not infringed, misappropriated or made unlawful use of, is not currently infringing, misappropriating or making unlawful use of, and has not received any written notice or written communication alleging or relating to any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Intellectual Property or other proprietary right or asset owned or used by any third party, except where the matter is unrelated to the Purchased Business and the Purchased Assets. Without limiting the foregoing, the offering and sale of the Seller Services by Seller does not, and the offering and sale of the Seller Services by Buyer immediately after the Closing will not, and the Purchased Business as conducted as of the date hereof does not, and Seller's use of Intellectual Property included in the Purchased Assets as of the date hereof does not, infringe or violate any Intellectual Property of any other person. There is no proceeding pending or threatened, nor has any written claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Seller Intellectual Property or Third Party Intellectual Property. Seller has not brought a proceeding alleging infringement of Seller Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                           (g) All Employees have executed and delivered to
Seller an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form) regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such persons in connection with the Purchased Business, the form of which has been supplied to Buyer. All current and former consultants and independent contractors to Seller involved in the Purchased Business or the development of any of the Purchased Assets or any of the service offerings of the Purchased Business have executed and delivered to Seller an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form) regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such persons, except to the extent that the failure to execute and deliver such agreement would not have a Material Adverse Effect on the Purchased Assets or Purchased Business. To the knowledge of Seller, no current or former employee or independent contractor of Seller involved in the Purchased Business is in violation of any term relating to Intellectual Property of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Seller or of any other term of any such agreements or contracts. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Seller Intellectual Property. To the best knowledge of Seller, Seller is not using any trade secrets, and to the knowledge of Seller, Seller is not using any other confidential information, of any former employer of any past or present employees, in connection with the Purchased Business or by using any of the Purchased Assets.

                           (h) Seller has taken all commercially reasonable and
customary measures and precautions necessary to protect and maintain the confidentiality of all Seller Intellectual Property (except such Seller Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns relating to the Purchased Business or the Purchased Assets. All use, disclosure or appropriation of confidential and proprietary information of any third party ("CONFIDENTIAL INFORMATION") in connection with the Purchased Business has, to Seller's knowledge, been pursuant to the terms of a written agreement between Seller and the owner of such Confidential Information, or is otherwise lawful.

                           (i) The Seller Services, including the performance
and results thereof, conform in all material respects with any published specification, published documentation or written performance standard provided with respect thereto by Seller.

                           (j) Seller is not subject to any proceeding or
outstanding decree, order, judgment, or stipulation which may affect the validity, use or enforceability of any Seller Intellectual Property or restricting in any manner the use, transfer, or licensing thereof by Seller. Seller is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Seller of the Seller Intellectual Property or Seller Services, excluding agreements relating to Third Party Intellectual Property.

                           (k) Seller owns all right, title and interest in, or
has the right to use, all Intellectual Property that is material to or reasonably necessary to the conduct of the Purchased Business as presently conducted ("MATERIAL SELLER INTELLECTUAL PROPERTY"). Seller is not aware of any loss, cancellation, termination or expiration of any Patent or Patent Application, registered Trademark, or registered Copyright relating to any Material Seller Intellectual Property. Except as set out in Item 4.13, Seller has not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license, furnish or distribute any Seller Services in any market segment or geographic location.

                  4.14 Compliance with Laws. Seller has complied, or prior to the Closing will have complied, and is or will be at the date of Closing in full compliance, in all material respects, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to the Purchased Business or the Purchased Assets or the Employees, including, without limitation: (a) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to employment or employment practices, terms and conditions of employment, or wages and hours; (b) the Export Administration Act and regulations promulgated thereunder and other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data, (c) the Immigration Reform and Control Act and (d) all governmental and nongovernmental regulations related to the operation and use of the Internet. Seller has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of the Purchased Business as presently conducted.

                  4.15 Certain Transactions and Agreements. No person who is an officer of Seller nor any member of their immediate families nor any of the Employees, has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with the Purchased Business or Buyer (except with respect to any interest in less than 2% of the outstanding voting shares of any corporation whose stock is publicly traded) or has, except for the normal rights of a stockholder or an option holder, any interest in any of the Purchased Assets or any other assets used in connection with the Purchased Business.

                  4.16  Employees.

                           (a) Except as disclosed in Item 4.16, Seller does not
have any employment contract or consulting agreement with any of the Employees currently in effect that is not terminable at will without penalty or payment of compensation by Seller (other than agreements with the purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                           (b) Seller has good labor relations, and has no
knowledge of any facts indicating that any of its Purchased Business employees intends to leave its employ.

                           (c) Neither Seller nor any Subsidiary has ever been a
participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Seller sponsors as employer or in which Seller participates as an employer, which would impose any penalty on Seller or which was not otherwise exempt pursuant to Section 408 of ERISA (including, but not limited to, any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of Seller are in compliance in all material respects with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any employee plan, covered employees or qualified beneficiaries. No Employee Plans will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

                           (d) To the best of the knowledge of Seller, no
Employee or other employee or former employee of the Purchased Business is in violation of any term of any employment contract, patent or trade secret disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Seller or to use trade secrets or proprietary information of others, and the employment of any employee of Seller does not subject Seller to any material liability to any third party.

                           (e) Except as disclosed in Item 4.16, Seller is not a
party to any (i) agreement with any Employee (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller in the nature of any of the transactions contemplated by this Agreement; (2) providing any term of employment or compensation guarantee or (3) providing severance benefits or other benefits after the termination of employment of any Employee regardless of the reason for such termination of employment other than as required by law, or (4) imposing liability on any successor to Seller by acquisition or asset purchase, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, as to which any Employee participates any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement.

                           (f) A list of all Employees and their current base
compensation as of the date of this Agreement is disclosed on Item 4.16(f). Copies of all offer letters and other documents reflecting bonus arrangements of any Seller officer, director or employee have been delivered to Buyer.

                  4.17 Corporate Documents. Seller has made available to Buyer for examination all documents and information disclosed in the Items of the Disclosure Schedule or other exhibits called for by this Agreement which have been reasonably requested by Buyer or its legal counsel.

                  4.18 No Brokers. Except as disclosed in Item 4.18, Seller is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein or therein.

                  4.19 Books and Records. The books, records and accounts of Seller relating to the Purchased Business and the Purchased Assets (a) are in all material respects true and complete, and (b) have been maintained in accordance with reasonable business practices.

                  4.20 Warranties, Guarantees and Indemnities. Except as disclosed in Item 4.20 or in the agreements or contract listed herein, Seller has not provided to its customers or any third parties (i) any warranties or guarantees regarding the Seller Services; (ii) any rights to obtain refunds with respect to Seller Services or (iii) any indemnities with respect to intellectual property infringement or Year 2000 compliance.

                  4.21 Customer Relationships. Seller has good commercial working relationships with its Purchased Business customers. Except as disclosed in Item 4.21, no customer accounting for more than 5% of the Seller's Purchased Business revenues in any month during 1999 ("MATERIAL CUSTOMER") has canceled or otherwise terminated its relationship with Seller, decreased or limited materially the amount of product or services ordered from Seller or threatened in writing (or to Seller's knowledge orally) to take any such action. There are no liabilities under the contracts with customers other than those described in detail and quantified on Item 4.21.

                  4.22. Product and Service Quality. All Seller Services provided to customers on or prior to the Closing conform to applicable contractual commitments, implied warranties not disclaimed, express warranties, product specifications and quality standards published by Seller in all material respects, and Seller does not have any material liability (and Seller is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any liability) for replacement or repair thereof, or for the taking of any remedial action with respect thereto or other damages in connection therewith. All material complaints received since January 1, 1999 from customers regarding the Seller Services are set out in Item 4.22 in detail reasonably sufficient to understand the nature of the complaint and the resolution or lack of resolution thereof.

         5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the matters set forth in the following subsections of this Section 5 are true and correct as of the Effective Date and the Closing.

                  5.1 Corporate Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business in any other state where the failure to so qualify would have a material adverse effect on Buyer's business. Buyer has all corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted.

                  5.2 Binding Agreement. This Agreement, when executed and delivered by Buyer, will constitute the valid and binding obligation of Buyer, enforceable against Buyer according to its terms.

                  5.3 Employee Offer Letters. Buyer shall have entered into Offer Letters (effective on the Closing) with each Employee with respect to their employment by Buyer which shall commence upon the Closing.

         6. Conditions Precedent to Buyer's Obligations. As of the Closing, the following conditions have been satisfied, unless waived by Buyer in accordance with Section 8:

                  6.1 Representations and Warranties True at Closing. The representations and warranties made by Seller in Section 4 above shall be true and correct in all material respects as of the Closing.

                  6.2 Corporate Approvals. On or prior to the Closing, this Agreement and all transactions contemplated hereby shall have been duly and validly authorized and adopted by the Board of Directors of Seller, and Seller shall have delivered to Buyer copies of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  6.3 Consents. Seller will have obtained all consents, permits and waivers and made all filings necessary or appropriate for the consummation of the transactions contemplated hereby, any required governmental approvals except for the assignment of the Contracts as provided in Section 3.2 hereof.

                  6.4 Closing Certificate. At the Closing, Seller shall have delivered to Buyer a certificate signed by the Chief Financial Officer of Seller, dated on the Closing date and certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2, and 6.3 above and that there have been no Material Adverse Change to the Purchased Assets or to the Purchased Business since January 1, 2000, except as set forth in Item 4.11 of the Disclosure Schedule.

                  6.5 Deliveries Obtained. All deliveries to Buyer required to be made by Seller under Section 2 hereof shall have been made, and Seller shall have signed and delivered each of the Ancillary Agreements.

                  6.6 Diligence. Buyer shall be satisfied with the results of its investigation of the Purchased Assets and the Purchased Business prior to the Closing and the terms under which any Contracts are to be assigned.

                  6.7 Employees. Dr. Bill Hancock, Bob Russo, Mike Mathews, Mike Metzler, Ken Conquest, Brad Taylor and Paul Harker (the "Employees") shall have accepted Buyer's offer of full time employment with Buyer and shall have terminated their full-time employment relationship with Seller on or prior to the Closing.

                  6.8 Non-Compete/Non-Solicit. Each of the Employees shall have signed this Agreement agreeing to be bound along with Seller by the Non-Compete/Non-Solicit provisions of Section 10 hereof.

                  6.9 Confidentiality Agreements. Each of the Employees shall have signed Seller's standard form of confidentiality agreement (including invention assignment provisions) or shall have executed employment agreements with similar provisions, and a copy of same along with those signed by all other Employees shall have been provided to Buyer.

                  6.10 Good Title. The Purchased Assets shall be free and clear of all liens and encumbrances.

                  6.11 Opinion. Buyer shall have received an opinion of Seller's counsel as to due authorization and other customary matters.

                  6.12 No Litigation. There shall not be pending or threatened any litigation with respect to the Purchased Assets or the transfer thereof or Seller.

                  6.13 Waiver of Moral Rights. Each Employee and each other author of any of the Software and Intangible Assets shall have waived any Moral Rights with respect thereto.

         7. Conditions Precedent to the Obligations of Seller. As of the Closing, all of the following conditions shall have been satisfied, unless waived by Seller in accordance with Section 8:

                  7.1 Representations and Warranties True at Closing. The representations and warranties made by Buyer in Section 5 above shall be true and correct in all material respects on the Closing.

                  7.2 Closing Certificate. On the Closing Date, Buyer shall have delivered to Seller a certificate signed by an officer of Buyer, dated the Closing Date and certifying to the fulfillment of the conditions set forth in Sections 7.1.

                  7.3 Deliveries. Buyer shall deliver the Purchase Price as provided in Section 3.1 and shall have signed each of the Ancillary Agreements.

                  7.4 Employees. The Employees shall have accepted Buyer's offer of full time employment with Buyer.

         8.  Waivers of Conditions; Termination; Certain Covenants.

                  8.1 Waivers of Conditions. Either party can elect to waive any condition for its benefit on prior written notice to the other party and upon such waiver will not thereafter be able to seek any legal recourse against the other party for the failure to satisfy such condition.

                  8.2  Certain Seller Covenants.

                           Until the earlier of (a) termination of this
Agreement or (b) the Closing:

                           (a) Seller shall conduct the Purchased Business only
in the ordinary course;

                           (b) Seller shall reasonably cooperate with Buyer in
the orderly transition of the Purchased Business to Buyer's control by the Closing;

                           (c) Seller shall reasonably cooperate with Buyer in
establishing email aliases for the Employees' existing email accounts on Seller's computer systems, to redirect email addressed to such accounts to the appropriate corresponding Employees' email accounts on Buyer's computer systems;

                           (d) Following the Closing, Seller shall use
commercially reasonably efforts to remove references to the Purchased Business or Purchased Assets from its web site. Seller shall use commercially reasonable efforts to establish reference textual links, in a form reasonably consented to by Buyer, from the existing "Professional Services" web page, and all other web pages related to the Purchased Business or Purchased Assets on Seller's web site, to a web site and URL provided by Buyer;

                           (e) Seller shall use commercially reasonable efforts
to preserve for Buyer the good will of Seller's Purchased Business customers and others having business relations with the Seller related to the Purchased Business;

                           (f) Seller shall reasonably assist Buyer in retaining
the Employees;

                           (g) Seller will provide Buyer with full and complete
access to all of its facilities, books, and records and will cause Seller's representatives to cooperate fully with the Buyer and Buyer's representatives in connection with the Buyer's due diligence review of Seller and its assets, contracts, liabilities, operations, records, and other aspects of the Business. The foregoing shall allow without limitation, Buyer and its representatives to conduct, at Buyer's expense, an audit of the accounting books and records related to the Purchased Business.

                  8.3 Employment Covenant. Prior to Closing, Buyer shall offer employment effective at Closing to the Employees. The offers of employment will include compensation and non-compete covenants consistent with Buyer's policies and past practices for key employees. At Closing, Seller will terminate the

Employees and make such employees available for employment by Buyer, using its commercially reasonable best efforts to assist Buyer in employing the Employees, including permitting interviews prior to closing. The Employees employed by Buyer will execute Buyer's standard agreement regarding assignment of inventions, which all Buyer employees are required to sign.

         9. Survival, Indemnification and Exculpation.

                  9.1 Indemnification of Buyer. Seller will defend, indemnify and hold Buyer (including Buyer's officers, directors, shareholders, employees, distributors and agents) harmless from all Stipulated Losses and from all loss, liability, claims and expenses (including reasonable attorneys' and experts' charges) (collectively, the "Losses") occasioned by, relating to or resulting from: (a) Seller's breach of any of its representations and warranties herein,
(b) any Pre-Closing Risks (as provided in Section 2.4); or (c) Seller's failure to pay, pursuant to Section 3.3 hereof, all sales and use tax associated with the transaction hereby contemplated and the transfer of the Purchased Assets ("Transaction Tax"). Indemnity claims may be made at any time prior to the first anniversary of the Closing (although indemnity claims for Pre-Closing Risks or for any unpaid Transaction Tax may be made at any time), and Buyer shall have the right to satisfy indemnity claims from the escrow held under the Escrow Agreement, provided that access to the escrow shall be a non-exclusive remedy for indemnity claims other than for Stipulated Losses. For purposes of this Section, the Stipulated Losses shall be and mean an amount equal to the aggregate of the following specified dollar amounts in the event that the indicated event occurs: $1,000,000 in the event that Dr. Bill Hancock resigns from Buyer other than for Good Reason, or is terminated by Buyer for Cause, in either case prior to the first anniversary of Closing; (b) $500,000 in the event that Bob Russo resigns from Buyer other than for Good Reason or is terminated by Buyer for Cause, in either case prior to the first anniversary of Closing; (c) $250,000 in the event that Mike Metzler resigns from Buyer other than for Good Reason, or is terminated by Buyer for Cause, in either case prior to the first anniversary of Closing; (d) $250,000 in the event that Mike Matthews resigns from Buyer other than for Good Reason or is terminated by Buyer for Cause, in either case prior to the first anniversary of Closing; (e) $250,000 in the event that Ken Conquest resigns from Buyer other than for Good Reason, or is terminated by Buyer for Cause, in either case prior to the first anniversary of Closing; (f) $250,000 in the event that Brad Taylor resigns from Buyer other than for Good Reason, or is terminated by Buyer for Cause, in either case prior to the first anniversary of Closing; or (g) $250,000 in the event that Paul Harker resigns from Buyer other than for Good or is terminated by Buyer for Cause, in either case prior to the first anniversary of Closing; provided, however, that in no event shall Stipulated Losses exceed $1,000,000 in the aggregate and in no event shall Buyer be entitled to recover Stipulated Losses from Seller other than by offset against the Escrow Amount. Seller acknowledges that that it is difficult to estimate the damages that would result from one of the Stipulated Loss events failure to obtain Qualifying Orders from Listed Customers within 90 days of Closing in accordance with Section 3.2 hereof but that the Stipulated Loss amounts and the Contract Holdback

Amount respectively represent a reasonable estimate of the damages that would be occasioned by the Stipulated Loss, and by the failure to obtain Qualifying Orders from Listed Customers within 90 days of Closing, respectively.

                  9.2 Survival. The representations and warranties of Seller in this Agreement will survive until the first anniversary of Closing, as to any claims made prior to expiration (even if resolved thereafter); the covenants of Seller and Employees shall survive after Closing in accordance with their terms. The representations and warranties of Buyer in this Agreement shall expire at Closing or expiration of this Agreement. The provisions of Section 11.4 (Confidentiality) shall survive for a period of five years after Closing.

         10. Noncompetition and Nonsolicitation. As an inducement to enter into this Agreement and consummate the transactions contemplated hereby, during the period from the Closing until the second anniversary of the Closing (the "Noncompete Period"), Seller agrees not to (i) offer, or assist any other person, entity or venture to offer, services competitive to those consulting services offered by the Purchased Business or by Buyer, nor (ii) solicit or otherwise induce any employee of Buyer or any subsidiary of Buyer to leave the employ of Buyer or its subsidiary without Buyer's written approval. Furthermore, Seller agrees to refer any requests for services it receives in connection with the Purchased Assets or Purchased Business to Buyer; provided however, that Seller shall have no obligation to refer requests for consulting services relating to or in connection with sales of Seller's network security software products. The parties acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of these provisions and that, in such event, the aggrieved party or its successors or assigns may, in addition to any other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, injunctive and other relief in order to enforce or prevent any violations of the provisions of this
Section 10. Any injunction shall be available without the posting of any bond or other security. In the event of an alleged breach or violation of any of the provisions of this Section 10, the Noncompete Period will be tolled until such alleged breach or violation is resolved; provided, however, that if it is found that the provisions of this Section 10 have not been violated, then the Noncompete Period will not be deemed to have been tolled. The parties agree that the restrictions contained in this Section 10 are reasonable in all respects in light of all circumstances and are independent of any obligations of Buyer. The foregoing notwithstanding, it is understood and agreed that Dr. Bill Hancock shall have the right to continue to serve as a director of Seller, and such service shall not be deemed a breach of this Section by him.

         11.  Miscellaneous

                  11.1 No Assignment; Successors and Assigns. This Agreement may not be assigned by Seller or Buyer and any attempt to do so will be void; except that either party may assign this Agreement in connection with a merger or sale of substantially all of its assets or similar reorganization. This Agreement and the terms and conditions contained herein are binding upon, and will inure to the benefit of, the parties hereto and their respective representatives, executors, administrators, heirs, successors and assigns. There are no intended third party beneficiaries of this Agreement.

                  11.2 Severability. If any provision of this Agreement is found to be invalid, illegal or unenforceable, then it will be enforced to the maximum extent possible and the remaining provisions of this Agreement will continue unaffected to the extent equitable.

                  11.3 Waivers. No waiver by any party hereto of any term or condition of this Agreement will be effective unless set forth in writing signed by such party. No waiver of any provision of this Agreement will be deemed a waiver of any other provision, or constitute a continuing waiver unless otherwise expressly provided in writing by the waiving party. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any other rights, powers or privileges.

                  11.4 Confidentiality. Each party acknowledges that it will receive information which is confidential and proprietary to the other party (the "Confidential Information") in connection with this Agreement. Each party agrees not to use the Confidential Information except in performance of this Agreement and not to disclose the Confidential Information to third parties. Each party shall take all reasonable steps to protect the Confidential Information from unauthorized or inadvertent disclosure or use, including without limitation, all steps that it takes to protect its own proprietary information. Neither party will issue a press release in connection with the entry into or Closing of this Agreement without the prior approval of the other party, except as may be required by law.

                  11.5 Notices. All notices which are required to be given hereunder shall be in writing and shall be addressed (i) if to Seller, at Seller's address set forth on the signature page of this Agreement (with a copy to Seller's counsel, Solovay Edlin & Eiseman, P.C., 845 Third Avenue, New York, New York 10022 Attn: Sam Schwartz, Esq.) or (ii) if to Buyer, at the address set forth set forth on the signature page of this Agreement, or at such other address as the relevant party furnishes to the other party hereto in writing pursuant to this Section. Any such notice may be delivered personally, by commercial overnight courier or facsimile transmission which shall be followed by a hard copy (U.S. mail prepaid, first class or better) and shall be deemed to have been served if by hand when delivered, if by commercial overnight courier 48 hours after deposit with such courier, and if by facsimile transmission when transmission has been confirmed.

                  11.6 Counterparts. This Agreement may be executed in any number of counterparts (original or facsimile), each of which shall be deemed an original and all of which together shall constitute but one instrument.

                  11.7 Broker's Fees/Expenses. Each party represents that it has not engaged the services of any broker or finder in connection with the transactions contemplated by this Agreement and jointly and severally agree to indemnify the other and hold it harmless from and against any claims for broker's or finder's fees or other compensation in connection with such transactions. Otherwise, each party will bear its own expenses in connection with this Agreement.

                  11.8  Governing Law; Disputes; Arbitration.

                           (a) The internal laws of the State of California
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute arising hereunder ("DISPUTE") shall be settled by means of binding arbitration. The arbitration shall take place in Santa Clara, California and shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute. The parties shall use their best efforts to select an arbitrator within 30 days.

                           (b) There shall be three (3) arbitrators, one (1) to
be chosen directly by each party at will, and the third arbitrator to be selected by the two (2) arbitrators so chosen. Each party shall pay the fees of the arbitrator it selects and of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                           (c) Upon the conclusion of any arbitration
proceedings hereunder, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                           (d) Any arbitrator chosen in accordance with these
provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                           (e) Except as specifically otherwise provided in this
Agreement, arbitration will be the sole and exclusive remedy of the parties for any

Dispute arising out of this Agreement or the Escrow Agreement, except as otherwise permitted in the Escrow Agreement.

                  11.9 Attorneys' Fees. If any action at law or in equity or arbitration or mediation proceeding is necessary to enforce or interpret the provisions of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' and experts' charges in addition to any other relief to which such prevailing party may be entitled.

                  11.10 Interest. Except as otherwise provided in Exhibit 3, any obligation under the Agreement which can be reduced to a monetary sum and which is not satisfied when due under this Agreement will bear interest at the rate of one percent per month or any lower legal maximum until satisfied.

                  11.11 Entire Agreement; Modifications. This Agreement, together with the exhibits attached hereto, each of which is incorporated herein by this reference, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes in its entirety all prior agreements, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof. No supplement, modification or amendment to this Agreement will be binding unless executed in writing by all parties hereto. There are no intended third party beneficiaries of this Agreement. An ambiguity or inconsistency in this Agreement shall not be construed against its drafter. "Including" and "for example" are used inclusively, without limitation. As of the Closing, the parties agree that they have no claims against the other under any prior agreements between them. The adequacy and fairness of consideration is acknowledged by each party.








             [BALANCE OF PAGE LEFT BLANK; SIGNATURE BLOCK FOLLOWS.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written:

Network-1 Security Solutions, Inc.              Exodus Communications, Inc.


By: /s/ Avi A. Fogel                            By: /s/ R. Marshall Case
    ------------------------------                  --------------------------

Name: Avi A. Fogel                              Name: R. Marshall Case
      ----------------------------                    ------------------------

Title: President and                            Title: Executive Vice President,
       Chief Executive Officer                         Finance and Chief
       ---------------------------                     Financial Officer
                                                       ------------------------

Address:                                        Address:

Network-1 Security Solutions, Inc.              Exodus Communications, Inc.
1601 Trapelo Road                               2831 Mission College Blvd.
Waltham, MA 02451                               Santa Clara, CA  95054
Attn: Mr. Avi Fogel                             Attention:  Adam W. Wegner
President and CEO                               General Counsel


KEY EMPLOYEES
-------------

/s/ Dr. Bill Hancock
---------------------------
Dr. Bill Hancock


/s/ Bob Russo
---------------------------
Bob Russo


/s/ Dr. Mike Mathews
---------------------------
Dr. Mike Mathews


/s/ Mike Metzler
---------------------------
Mike Metzler


/s/ Ken Conquest
---------------------------
Ken Conquest


/s/ Brad Taylor
---------------------------
Brad Taylor


/s/ Paul Harker
---------------------------
Paul Harker


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

EXHIBITS & SCHEDULES
--------------------


Exhibit 1         Bill of Sale
Exhibit 2         Assumption and Assignment Agreement
Exhibit 3         Escrow Agreement
Exhibit 4         CyberCop License

Exhibit A         The Consulting Materials
Exhibit B         Contracts
Exhibit C         Disclosure Schedule
Exhibit D         Employees
Exhibit E         Other Intangible Assets
Exhibit F         Publications
Exhibit G         Other Purchased Assets
Exhibit H         Software
Exhibit I         Tangible Assets and Third Party Software

Schedule 3.2      Listed Customers

                                    EXHIBIT 1

                                  BILL OF SALE

                                  BILL OF SALE
                                  ------------

         This BILL OF SALE is executed and delivered effective as of February __, 2000 between Network-1 Security Solutions, Inc., a Delaware corporation ("Seller"), and Exodus Communications, Inc., a Delaware corporation ("Buyer").


                                    RECITALS
                                    --------

         Buyer, Seller and certain key employees of Seller (only with respect to paragraph 10) have executed and delivered an Asset Purchase Agreement dated as of February ___, 2000 (the "Purchase Agreement"), which provides for the sale by Seller to Buyer of the Purchased Assets. Capitalized terms used but not defined in this Bill of Sale have the meanings given them in the Purchase Agreement.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller hereby sells, assigns, transfers and conveys to Buyer the Purchased Assets and all of Seller's right, title and interest therein, free and clear of any encumbrances and, in connection therewith, Seller makes to Buyer such representations, warranties and indemnities with respect to the Purchased Assets as are set forth in the Purchase Agreement.

         This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California without giving effect to any provisions thereof relating to conflicts of laws. This Bill of Sale shall be binding upon the parties hereto and inure to the benefit of Buyer and its successors and assigns.

         All of the covenants, representations, warranties and indemnities in this Bill of Sale shall survive the Closing and the execution and delivery of this Bill of Sale.

         IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be duly executed on their behalf as of the date first written above.

                                           Network-1 Security Solutions, Inc.


                                           By:
                                              ----------------------------

                                           Name:
                                                --------------------------

                                           Title:
                                                 -------------------------



                            Accepted:      Exodus Communications, Inc


                                           By:
                                              ----------------------------

                                           Name:  R. Marshall Case
                                                --------------------------

                                           Title:  Executive Vice President of
                                                   Finance and Chief Financial
                                                   Officer
                                                 -------------------------






                        [SIGNATURE PAGE TO BILL OF SALE]

                                    EXHIBIT 2


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement (the "Assignment"), effective as of February ___, 2000 between Network-1 Security Solutions, Inc., a Delaware corporation ("Assignor"), and Exodus Communications, Inc., a Delaware corporation ("Assignee").

                                 R E C I T A L S
                                 - - - - - - - -

         Assignor, Assignee and certain key employees of Assignor (only with respect to paragraph 10) have executed and delivered an Asset Purchase Agreement dated as of February ___, 2000 (the "Purchase Agreement"), pursuant to which Assignor agreed to assign to Assignee, and Assignee agreed to assume, certain contract rights and other obligations under the Contracts. Capitalized terms used but not defined in this Assignment have the meanings given them in the Purchase Agreement.

                                    COVENANTS
                                    ---------

         In consideration of the mutual promises and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. Assignor hereby grants, transfers and assigns to Assignee all of Assignor's right, title and interest in and under the contracts listed on
Schedule 1 attached hereto, as amended from time to time by a mutually initialed and dated copy of Schedule 1 (the "Contracts").

         2. Subject to the terms of the Purchase Agreement and subject to the exceptions and exclusions therein specified, Assignee hereby assumes Assignor's obligations arising after the Closing Date (as defined in the Purchase Agreement) under the Contracts with respect to the period from and after the Closing Date (provided, however, that Buyer does not assume any liability for breach of any of the Contracts occurring prior to the Closing Date).

         3. All of Assignee's rights and remedies under this Assignment shall inure to the benefit of Assignee's successors and assigns forever.

         4. This Assignment shall be governed by and construed in accordance with the laws of the State of California without giving effect to any provisions thereof relating to conflicts of laws.

         5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one original instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment effective as of the time and day first above written.

                                           ASSIGNOR:

                                           Network-1 Security Solutions, Inc.


                                           By:
                                              ----------------------------

                                           Name:
                                                --------------------------

                                           Title:
                                                 -------------------------





                                           ASSIGNEE:

                                           Exodus Communications, Inc.

                                           By:
                                               ---------------------------

                                           Name: R. Marshall Case
                                                --------------------------

                                           Title: Executive Vice President of
                                                  Finance and Chief Financial
                                                  Officer
                                                --------------------------







             [SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                   SCHEDULE 1


                              CONTRACTS & LICENSES


     ALL CONTRACTS BETWEEN SELLER AND THE BELOW LISTED CUSTOMERS OF SELLER:




1.       CyberCop License

                                    EXHIBIT 3


                                ESCROW AGREEMENT

                                ESCROW AGREEMENT
                                ----------------


         This Escrow Agreement (this "AGREEMENT") is made and entered into as of February __, 2000 (the "EFFECTIVE DATE"), by and among Exodus Communications, Inc., a Delaware corporation ("BUYER"), Network-1 Security Solutions, Inc., a Delaware corporation ("SELLER"), and State Street Bank and Trust Company of California, N.A., as Escrow Agent (the "ESCROW AGENT"). Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Asset Purchase Agreement entered into by and among the Parties of even date herewith (the "PURCHASE AGREEMENT"), a copy of which is attached hereto as Exhibit A.

                                    RECITALS
                                    --------

         A. Pursuant to the terms of the Purchase Agreement, Buyer has agreed to buy and the Seller has agreed to sell the Purchased Assets, in exchange for the Purchase Price.

         B. Sections 3.1, 3.2 and 9.1 of the Purchase Agreement provide for an aggregate of $1,300,000 in cash (the "Aggregate Escrow Amount") to be deducted and withheld from the Purchase Price and placed in an escrow account (the "Escrow Account"), with $300,000 of such amount (the "Contract Holdback Amount") to be released pursuant to Section 3.2 of the Agreement and Section 1(b) hereof and with $1,000,000 of such amount ("Escrow Cash") to secure certain indemnification obligations of Seller to Buyer under Sections 2.4, 3.3 and 9.1 of the Purchase Agreement on the terms and conditions set forth in this Agreement.

         C. As a condition precedent to consummate the transactions contemplated in the Purchase Agreement, the parties desire to set forth in this Agreement the terms and conditions pursuant to which the Aggregate Escrow Amount shall be deposited, held in, and disbursed from the Escrow Account.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1.       ESCROW AND INDEMNIFICATION

                           (a) Escrow Cash. On the Effective Date, notification
of which shall have been given to the Escrow Agent in writing, Buyer will deposit the Aggregate Escrow Amount with the Escrow Agent, who will hold such consideration in escrow until the Contract Holdback Amount is released pursuant to Section 3.2 of the Purchase Agreement and Section 1(b) of this Agreement and who will hold the Escrow Cash to serve as collateral for the indemnification obligations of Seller under Sections 2.4, 3.3 and 9.1 of the Purchase Agreement until Buyer is required to release the balance of the Escrow Cash pursuant to the terms of this Agreement. The Escrow Agent agrees to accept delivery of the Aggregate Escrow Amount and to hold such Aggregate Escrow Amount in escrow subject to the terms and conditions of this Agreement.

                           (b) Release of Contract Holdback Amount. Within ten
(10) business days after the ninety (90) day period following the Closing of the Purchase Agreement, or at an earlier time in which Buyer receives Qualifying Orders (as such term is defined in Section 3.2 of the Purchase Agreement) with unconditionally committed dollar amounts in aggregate of at least $300,000, Buyer will send to Seller and the Escrow Agent a written notice ("Release Notice") specifying the aggregate "unconditionally committed dollar amount" of the Qualifying Orders from Listed Customers, as calculated by Buyer pursuant to Section 3.2 of the Purchase Agreement, and directing the Escrow Agent to release to Seller a corresponding dollar amount of the Contract Holdback Amount. Unless Buyer and the Escrow Agent receive a written objection to the Release Notice from Seller within ten (10) business days of the Seller's and Escrow Agent's receipt of the Release Notice, the Escrow Agent shall release to Seller that portion of the Contract Holdback Amount specified in the Release Notice and release to Buyer the balance, if any, of the Contract Holdback Amount. If Seller does send to Buyer and the Escrow Agent a written objection to the Release Notice within ten (10) business days of the date of the Release Notice, then the Escrow Agent shall only release such portions of the Contract Holdback Amount to such parties as Buyer and Seller mutually instruct in writing and the matter shall be settled as a Contested Claim pursuant to Section 4(b) below.

                           (c) Indemnification. Each of the parties to this
Agreement other than the Escrow Agent (collectively, the "INTERESTED PARTIES") agree that, (i) Buyer is indemnified pursuant to the terms of Sections 2.4, 3.3 and 9.1 of the Purchase Agreement (which terms and the terms defined therein are incorporated herein by reference) from and against any Stipulated Losses and from any Losses relating to or arising out of any breach of Seller's representations and warranties in the Agreement, Pre-Closing Risks or Transaction Tax (each a "CLAIM"), subject to the limitations set forth in Sections 2.4, 3.3 and 9.1 of the Purchase Agreement and in this Agreement, and
(ii) the Escrow Cash will be security for this indemnity obligation, subject to the limitations, and in the manner provided, in Sections 2.4, 3.3 and 9.1 of the Purchase Agreement and this Agreement. The foregoing incorporation by reference of Sections 2.4, 3.3 and 9.1 of the Purchase Agreement (and the terms defined therein) by the Interested Parties shall not in any way be deemed to cause the Escrow Agent to be charged with knowledge thereof, or under any duty to determine or interpret, or to determine or compel compliance with, such terms. Promptly upon becoming aware of any Claim giving rise to indemnification rights under the Purchase Agreement, Buyer will give Seller notice of such Claim as provided for in Section 3 hereof (the "NOTICE OF CLAIM") and will also provide the Escrow Agent with a copy of the Notice of Claim. The Escrow Agent will not transfer any of the Escrow Cash held in the Escrow Account pursuant to a Notice of Claim received by it until such Notice of Claim has been finally resolved in accordance with Section 4 below.

                           (d) Third Party Claims. In the case of a Third Party
Claim (as defined in Section 3 herein), within ten days of receipt of a Notice of Claim, Seller may, by written notice to Buyer, elect to, at Seller's expense, participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, Seller shall reimburse Buyer for all of Buyer's out-of-pocket expenses as a result of such participation or assumption. If Seller elects to assume such control, Buyer shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by Buyer unless Seller consents in writing to the retention of such counsel at Seller's expense. If Seller, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, Buyer shall be entitled to assume such control and Seller shall be bound by the results obtained by Buyer with respect to such Third Party Claim.

                           (e) Settlement of Third Party Claims. If Seller fails
to assume control of the defense of any Third Party Claim, Buyer shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not Seller assumes control of the negotiation, settlement or defense of any Third Party Claim, neither Party shall settle any Third Party Claim without the written consent of the other

Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of such Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

                           (f) Direct Claims. In the case of a Direct Claim (as
defined in Section 3 herein), Seller shall have 60 days from receipt of the Notice of Claim within which to make such investigation of the Claim as Seller considers necessary or desirable. For the purpose of such investigation, Buyer shall make available to Seller or its agents the information relied upon by Buyer to substantiate the Claim, together with all such other information as Seller or its agents may reasonably request. If both Parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, Seller shall instruct the Escrow Agent to immediately pay to Buyer the full agreed upon amount of the Claim from (and to the extent of) the Escrow Cash or it will be settled pursuant to Section 4(a) below. Failing such agreement, the matter shall be referred to binding arbitration as provided for in Section 5 herein.

                           (g) The Escrow Agent shall have no responsibility for
or with respect to compliance by the Interested Parties with the terms or requirements of this Section 1.

                  2.       DEPOSIT OF AGGREGATE ESCROW AMOUNT; RELEASE FROM
ESCROW.


                           (a) Delivery of Aggregate Escrow Amount; Investment.
Upon the Effective Date, the Aggregate Escrow Amount will be delivered by Buyer to the Escrow Agent and the Escrow Agent shall deposit the Aggregate Escrow Amount in an account at the Escrow Agent (or an affiliate or custodian acting on its behalf). The Escrow Agent shall invest Aggregate Escrow Amount in accordance with Section 16. The Aggregate Escrow Amount shall be maintained in the Escrow Agent's account until the release of the Contract Holdback Amount in accordance with Section 1(b) hereof and until release of the Escrow Cash in accordance with
Section 2(b) and 2(c) hereto.

                           (b) Distribution to Seller. On the one-year
anniversary of the Effective Date (the "RELEASE DATE"), the Escrow Agent will release the Escrow Cash to Seller less (A) any Escrow Cash delivered to Buyer in accordance with Section 4 hereof, and (B) any Escrow Cash subject to delivery to Buyer in accordance with Section 4 hereof with respect to any then pending but unresolved Claims of Buyer, subject to the Escrow Agent's receipt of written instructions from Buyer and Seller as provided in Section 2(c) below.

                           (c) Release of Escrow Cash. The Escrow Cash will be
held by Escrow Agent until released pursuant to Section 2(b) above or Section 4, below. On the Release Date (in the case of Section 2 (b)) or after the applicable release condition is met (in the case of Section 4), as the case may be, Escrow Agent will deliver to Seller the requisite amount of Escrow Cash to be released on such date as identified by Buyer and Seller to the Escrow Agent in writing (in the case of Section 2(b)) or as identified in the applicable Notice of Claim (in the case of Section 4(a)) or in the final decision of litigation or arbitration, as applicable (in the case of Section 4(b)) received by the Escrow Agent, as the case may be. Such delivery will be in the form of a check or wire transfer issued in the name of Seller. Buyer and Seller shall undertake to deliver a timely written notice to Escrow Agent identifying the amount of Escrow Cash to be released at such time and, if applicable, setting forth wire-transfer instructions.

                           (d) No Encumbrance. No Escrow Cash or any beneficial
interest therein may be pledged, sold, assigned or transferred, including by operation of law, by Seller or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Seller (other than Seller's obligations under Section 9.1 of the Purchase Agreement), prior to the delivery to Seller of the Escrow Cash by the Escrow Agent.

                           (e) Power to Transfer Escrow Cash. The Escrow Agent
is hereby granted the power to effect any transfer of the Aggregate Escrow Amount contemplated by this Agreement. Buyer will cooperate with the Escrow Agent in promptly effecting such transfers.

                  3. NOTICE OF CLAIM. Each Notice of Claim by Buyer will be in writing delivered to Seller with a copy to the Escrow Agent, will specify whether the Claim arises as a result of a claim by a person against Buyer (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available):

                           (a) the factual basis for the Claim; and

                           (b) the amount of the Claim, if known, or if not
known, Buyer' good faith estimate of the reasonably foreseeable maximum amount of the alleged damages arising from such Claim (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Buyer based on alleged facts, which if true, would constitute a breach of Seller's representations and warranties but only to the portion attributable to such breach) (the "ESTIMATED DAMAGES"), the basis thereof and documentation supporting same.

                  4. RESOLUTION OF NOTICE OF CLAIM AND TRANSFER OF ESCROW CASH. Any Notice of Claim received by Seller and the Escrow Agent, will be resolved as follows:

                           (a) Uncontested Claims. In the event that Seller does
not either (i) contest a Notice of Claim in writing to the Escrow Agent and Buyer or (ii) pay the amount demanded (as certified by Seller to the Escrow Agent in writing), all within 60 days after Notice of Claim was received by the Escrow Agent (an "UNCONTESTED CLAIM"), then the Escrow Agent will promptly pay to Buyer an amount of the Escrow Cash equal to the amount of the Claim and/or Estimated Damages specified in the Notice of Claim, and will notify Seller of such transfer. The parties hereby agree that the Stipulated Losses specified in
Section 9.1 of the Purchase Agreement shall be deemed Uncontested Claims and the Escrow Agent shall immediately release to Buyer the amount of any Stipulated Loss payable under Section 9.1 of the Purchase Agreement upon receipt of notice from Buyer of any such Stipulated Loss which notice is copied to Seller and not objected to by Seller within the sixty (60) day period described above; provided, however, that in no event shall Stipulated Losses exceed $1,000,000 in the aggregate and in no event shall Buyer be entitled to recover Stipulated Losses from Seller other than by offset against the Escrow Cash. In the event Seller does so object, the matter shall be settled as a Contested Claim pursuant to Section 4(b) below.

                           (b) Contested Claims. In the event that Seller
delivers written notice contesting all, or a portion of, a Notice of Claim to Buyer and the Escrow Agent within the 60-day period provided above, matters that are subject to Third Party Claims brought against Buyer in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration and shall be subject to the provisions and procedures set forth in this Agreement. Matters that are subject to Direct Claims and that are not resolved by Seller and Buyer as provided for in Section 1(f) herein will be settled by binding arbitration which will be conducted as provided in Section 5 herein. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 4(a). The final decision of the arbitrator will be furnished to the Escrow Agent, Seller and Buyer in writing and will constitute a conclusive determination of the issue in question, binding upon the Seller and Buyer. After notice that the Notice of Claim is contested by Seller, the Escrow Agent will continue to hold, in the Escrow Account, Escrow Cash having a value sufficient to cover such Claim (and Estimated Damages, if any) (notwithstanding the expiration of the Release Date) until (i) execution, and delivery to the Escrow Agent, of a settlement agreement by Buyer and Seller setting forth a resolution of the Notice of Claim, or (ii) receipt by the Escrow Agent of a copy of the final award of the arbitrator or court, as the case may be, together with a written certificate from Buyer or Seller certifying that the same is a true, accurate and complete copy of a final decision, award or settlement of such Notice of Claim pursuant to this Section 4(b).

                           (c) Determination of Amount of Claims. Any amount
owed to Buyer hereunder, as finally determined pursuant to Section 4(a) or (b) above, will constitute an Uncontested Claim under Section 4(a) hereof.

                           (d) No Exhaustion of Remedies. Buyer need not exhaust
any other remedies that may be available to it but shall proceed directly in accordance with the provisions of this Agreement. Buyer may institute claims against the Escrow Cash and in satisfaction thereof may recover all or a portion of the Escrow Cash, in accordance with the terms of this Agreement, without making any other claims directly against the Seller and without rescinding or attempting to rescind the transactions consummated pursuant to the Purchase Agreement. The assertion of any single Claim for indemnification hereunder will not bar Buyer from asserting other Claims hereunder.

                           (e) Deliveries to Seller. Deliveries to Seller shall
be made to the applicable address set forth in Section 7 hereof, or such other address as to which the Escrow Agent shall have received prior written notice from Seller pursuant to Section 7, on which the Escrow Agent may rely conclusively. All risks of shipment shall be borne by the intended recipient.

                  5. ARBITRATION. Buyer and Seller agree that they shall use best reasonable efforts to settle amicably disagreements arising from or in connection with this Agreement. To this effect, following notice of either to the other (with copy to the Escrow Agent) of a disagreement, which shall include any failure to agree upon a matter to be agreed upon (a "DISPUTE") the parties hereto shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution. If those attempts fail after a period of ten (10) Business Days from the time the parties have been notified of the Dispute, then every such Dispute shall be settled by arbitration in Santa Clara County, California, in accordance with the commercial arbitration rules of American Arbitration Association then in effect. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding instituted to resolve the Dispute.

                           (a) Selection of Arbitrator. The American Arbitration
Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as arbitrator.

                           (b) Payment of Costs. Buyer and Seller will bear the
expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. Buyer and Seller shall pay in equal proportions all costs and expenses of the Escrow Agent in connection with any arbitration.

                           (c) Award. Upon the conclusion of the arbitration
proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                           (d) Terms of Arbitration. The arbitrator chosen in
accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                           (e) Exclusive Remedy. Except as specifically
otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy to Buyer or Seller for any Dispute arising out of this Agreement.

                  6.       LIMITATION OF ESCROW AGENT'S LIABILITY.

                           (a) The Escrow Agent shall only have those duties as
are expressly set forth in this Agreement, and no implied duties shall be read into this Agreement. The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, including in-house counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice or opinion, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall not be obligated to take any legal action or other action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with acceptable indemnification.

                           (b) In the event conflicting demands are made or
conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 10 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Buyer will pay the Escrow Agent (subject to reimbursement from the Seller pursuant to Section 9 hereof) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this
Section 6 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 9 hereof).

                           (c) In no event shall the Escrow Agent be liable for
any indirect, punitive, special or consequential damages, or any amount in excess of the value of the pledged collateral (as of the date of the action or omission giving rise to liability).

                           (d) The Escrow Agent shall in no instance be under
any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. In no event shall the Escrow Agent have any obligation to advance or risk funds.

                           (e) The Escrow Agent shall not be deemed to have
notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement. If any notice, certificate or other document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that any such document which the Escrow Agent has received has also been received by such other person.

                           (f) All indemnifications contained in this Agreement
shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                           (g) The Escrow Agent is not responsible for the
recitals appearing in this Agreement. The recitals shall be deemed to be statements of the other parties to this Agreement.

                           (h) The Escrow Agent has no responsibility for the
sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

                           (i) Nothing in this Agreement shall obligate the
Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

                           (j) In no event shall the Escrow Agent have any
liability for any failure or inability of any of the other parties to perform or observe its duties under the Agreement, or by reason of a breach of this Agreement by either of the other parties hereto. In no event shall the Escrow Agent be obligated to take any action against any of the other parties to compel performance hereunder.

                           (k) The Escrow Agent shall in no instance be
obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by Buyer to appoint a successor, as provided hereinafter).

                           (l) In the event of any ambiguity or uncertainty
under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its discretion, refrain from taking action, and may retain the pledged collateral until and unless it receives written instruction signed by Buyer and Seller which eliminates such uncertainty or ambiguity.

                           (m) The Escrow Agent shall have no liability for the
actions or omissions of any book-entry depository, transfer agent, nominee, correspondent, subagent or subcustodian. The Escrow Agent shall be permitted to use the services of any recognized securities depository or clearing agent, such as (without limitation) The Depository Trust Company and the Federal Reserve Bank book-entry securities system, as applicable, in connection with any securities or investments held hereunder.

                           (n) The Escrow Agent shall not be responsible or
liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, laws or governmental regulations changes or superimposed after the fact, fire, communication line failures, power failures, computer viruses, earthquakes or other disasters, or to unavailability of Federal Reserve Bank wire or telex facilities.

                  7. NOTICES. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax and receipt thereof is confirmed, in each case to the applicable address set out below:

                     (i)      if to Seller, to:

                              Network-1 Security Solution, Inc.
                              1601 Trapelo Road
                              Waltham, MA  02451
                              Attention: Avi A. Fogel. President and
                                         Chief Executive Officer
                              Telephone:  (781) 522-3405
                              Facsimile:  (781) 522-3450

                              with a copy to:

                              Solovay Edlin & Eiseman, P.C.
                              845 Third Avenue
                              New York, NY 10022
                              Attention: Sam Schwartz, Esq.

                              Telephone:  (212) 752-1000
                              Facsimile:  (212)  355-4608

                     (ii)     if to Buyer, to:

                              Exodus Communications, Inc.
                              2831 Mission College Blvd.
                              Santa Clara, CA  95054
                              Attention:       Adam W. Wegner, General Counsel
                              Telephone:       (408) 346-2200
                              Facsimile:       (408) 346-2420

                              with a copy to:

                              Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306
                              Attention:       David W. Healy, Esq.
                              Telephone:       (415) 858-7266
                              Facsimile:       (415) 494-1417

                     (iii)    If to the Escrow Agent, to:

                              State Street Bank and Trust Company of
                                 California, N.A.
                              633 W. 5th Street, 12th Floor
                              Los Angeles, CA  90071
                              Attention:    Corporate Trust Administration
                                            (Exodus/Network-1 2000 Escrow)
                              Telephone:    (213) 362-7373
                              Facsimile:    (213) 362-7357

or to such other address as a party may have furnished to the other parties by written notice given in accordance with this Section 7.

                  Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. As used herein, a "BUSINESS DAY" shall be any day which is not a Saturday, Sunday or federal holiday. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt; provided that for any notice or other writing required to be delivered to the Escrow Agent, such notice or other writing shall only be deemed delivered when actually received. If any Notice of Claim, objection thereto, notice or other document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Notice of Claim, objection, notice or other document was received by such other person on the date on which it was received by the Escrow Agent.

                  8.       GENERAL.

                           (a) Governing Law, Assigns. This Agreement will be
governed by and construed in accordance with the internal laws of the State of California without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                           (b) Counterparts. This Agreement may be executed in
two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           (c) Entire Agreement. Except as otherwise set forth
in the Purchase Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                           (d) Waivers. No waiver by any party hereto of any
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  9.       FEES AND EXPENSES AND INDEMNITY.

                           (a) All fees and expenses of the Escrow Agent
incurred in the acceptance of, and legal fees and expenses incurred in the preparation of this Agreement, and in the ordinary course of performing its responsibilities hereunder will be paid by Buyer in accordance with Exhibit A, upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Cash or the validity of a Notice of Claim, will be paid 50% by Buyer and 50% by Seller. Seller's liability for such extraordinary fees and expenses of the Escrow Agent shall be paid by Buyer and recovered as a Claim hereunder out of the Escrow Cash. To the extent that insufficient Escrow Cash remain to cover Seller's liability for the fees and expenses of the Escrow Agent, Buyer shall indemnify the Escrow Agent for such fees and expenses.

                           (b) Each of Buyer and Seller, jointly and severally,
hereby covenants and agrees to indemnify the Escrow Agent, its directors, officers, agents and employees, for, and to defend and hold them harmless from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct or gross negligence. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

                           (c) Each of Buyer and Seller, jointly and severally,
agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment under this Agreement, and, without limiting the generality of Section 9(b) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement.

                  10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than ten days' following such notice date of when such resignation will take effect. Buyer will designate a successor Escrow Agent prior to the expiration of such ten-day period by giving written notice to the Escrow Agent and Seller. Buyer may appoint a successor Escrow Agent without the consent of Seller so long as such successor is a bank (or in the case of a subsidiary of a bank holding company, its parent is a holding company) with assets of at least $50,000,000, and may appoint any other successor Escrow Agent with the consent of Seller, which will not be unreasonably withheld. The Escrow Agent will promptly deliver the Escrow Cash to such designated successor. If no successor Escrow Agent is named by Buyer and Seller, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

                  11. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement and applicable laws, and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement including without limitation the Purchase Agreement.

                  12. AMENDMENT. This Agreement may be amended by the written agreement of Buyer, the Escrow Agent and Seller, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Buyer and Seller (except an amendment adversely affecting the rights or protections of the Escrow Agent), the Escrow Agent will resign and Buyer will appoint a successor Escrow Agent in accordance with Section 10 above.

                  13. DISPUTE RESOLUTION RELATING TO DISPUTES INVOLVING THE ESCROW AGENT. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Cash or the Contract Holdback Amount, or should any claim be made upon such Escrow Cash or the Contract Holdback Amount by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Cash until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Cash or the Contract Holdback Amount.

                  14. CONSENT TO JURISDICTION AND SERVICE RELATING TO DISPUTES INVOLVING THE ESCROW AGENT. Buyer and Seller hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of California (and of any federal court located in said state) in connection with any actions or proceedings brought against Buyer and Seller by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Buyer and Seller hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Buyer and Seller, as the case may be, as their respective addresses in accordance with Section 7 hereof.

                  15. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible as evidence.

                  16. INVESTMENT OF ESCROW CASH. The Escrow Agent shall invest Escrow Cash in the SSgA U.S. Treasury Money Market Fund or, with the prior written consent of Buyer, in another money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government. All interest or any other income earned with respect to such investment shall be retained by the Escrow Agent until distributed in accordance with the other provisions of this Agreement, at which time it will be distributed to Seller and Buyer in the same proportions as the Contract Holdback Amount is released pursuant to Section 1(b) or the Escrow Cash is released in accordance with Section 2(b) and 2(c) hereof, as applicable.

                  17. TAX REPORTING MATTERS. The Interested Parties agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


EXODUS COMMUNICATIONS, INC.                NETWORK-1 SECURITY SOLUTIONS, INC.

By:                                        By:
   ---------------------------------          ---------------------------------
   R. Marshall Case                           Avi A. Fogel
   Executive Vice President, Finance          President and Chief Executive
   and Chief Financial Officer                Officer



STATE STREET BANK AND TRUST COMPANY
OF CALIFORNIA, N.A., AS ESCROW AGENT


By:
   ---------------------------------
        Authorized Signatory








                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                       STATE STREET BANK AND TRUST COMPANY
                               OF CALIFORNIA, N.A.
                      Schedule of Fees for Escrow Services
         EXODUS COMMUNICATIONS, INC./NETWORK-1 SECURITY SOLUTIONS, INC.

ACCEPTANCE FEE:                                                       $   500.00
     This one-time charge, payable at closing, includes acceptance and assumption of responsibility and duties as Escrow Agent; review and comment on the form of agreement; and establishment of account(s) in accordance with governing document.

LEGAL COUNSEL:                                                           AT COST
     State Street will engage the firm of Shipman & Goodwin, Daniel P. Brown, Esq. to review and comment on the form of agreement.

ESCROW AGENT FEE:                                                      $3,500.00
     Payable at funding and annually thereafter, if applicable. Compensates State Street for administrative services in accordance with the Escrow Agreement.

     PRO-RATA CALCULATIONS: Should the Escrow Agreement require pro-rata distribution of investment income to the beneficiaries, the annual fee noted above includes calculations and tax report for up to ten (10) beneficiaries. STATE STREET WILL ASSESS an additional $250 for each beneficiary pro-rata calculation beyond the first ten.

CLAIMS (if applicable):

    Uncontested                                                          $250.00
    Contested                                                     BILLED AT COST

PREPARATION OF 1099'S (if applicable, each 1099):                         $15.00

WIRE TRANSFER FEE (This fee will be deducted from wire amount, if applicable)
    International                                                         $40.00
    Domestic                                                              $15.00

INVESTMENT FEE:                                                           $65.00
    Per security purchased (i.e. Treasuries, Agencies, etc.)

INVESTMENT IN STATE STREET INVESTMENT VEHICLES:          40 BASIS POINTS (.0040)
    (Calculated on the Average Daily Net Assets)

INVESTMENT VEHICLES:
         SSgA Prime Money Market Fund
         SSgA US Treasury Money Market Fund
         SSgA Tax Free Money Market Fund

STATE STREET INSURED MONEY MARKET (IMMA):                     NO TRANSACTION FEE

OUT-OF-POCKET EXPENSE:                                                   AT COST

The transaction underlying this proposal, and all related documentation, is subject to review and acceptance by State Street in accordance with its policies and procedures. Should the actual transaction materially differ from the assumptions used herein, State Street reserves the right to modify this proposal. In the event that the subject transaction fails to close for reasons beyond the control of State Street, the party requesting these services agrees to pay State Street's acceptance fees, legal fees and out-of-pocket expenses. This proposal is a confidential document and should not be duplicated and/or distributed.


DATED: FEBRUARY 7, 2000

                                    EXHIBIT 4


                                CYBERCOP LICENSE

                                    EXHIBIT A


                              CONSULTING MATERIALS


         All training, network design and consulting materials used in connection with the Purchased Business (some of which are listed in this Exhibit A and some of which are listed in Exhibits E, F and H), including, without limitation, (a) any courseware/seminars for commercial use and all materials related thereto, (b) any reports for customer consulting and all materials related thereto, (d) all work product delivered to or under development for delivery to or use in providing Purchased Business services to customers, (e) Powerpoint technical presentations, if any, related to the Purchased Business,
(f) consulting templates, if any, for network standards, and (g) the reports listed below:

REPORTS CONSOLIDATED ON CD 1
----------------------------
o        Abbott Labs
o        Aerojet
o        Akzo Nobel Organon
o        Alcan
o        Alcoa
o        Allied Fibers
o        Amadeus
o        American Airlines
o        Anderson Consulting
o        Anthem (Associates)
o        Appleton Papers, Inc-
o        Applicon
o        Architect of the Capitol
o        ARCO
o        ARCO Chemical Company
o        ARINC
o        ARMCO
o        Associates Ins-
o        Avery Dennison
o        Banco do Brasil
o        Bechtel
o        Bergen Brunswig Corp
o        Berlex Biosciences
o        Bonneville Power
o        Boots Pharmaceutical
o        Bowne Info Sys
o        Brandenburg
o        Buck Knives
o        Burson Marsteller

o        Capital One
o        Caremark
o        Carter & Burgess
o        Caterpillar
o        Centerior Energy
o        Central & Southwest
o        CFE - Mexican Power Grid
o        Checkpoint Systems
o        Chemical Bank
o        Chicago Stock Exchange
o        City of Torrance
o        CompuServe
o        Corning CC
o        Customer Reports


REPORTS CONSOLIDATED ON CD 2
----------------------------
o        Delphi
o        Dreamworks SKG
o        Eastman Chemical
o        EDS
o        Emulex
o        Entergy
o        Eveready Battery
o        FAA
o        FCCS
o        Firewall design info
o        Fisons
o        Florida Power
o        Fluor-Daniel
o        Franklin Quest
o        Gainesville Regional Utilities
o        Gallo Winery
o        General Electric
o        Georgia Pacific
o        Glaxo
o        Gould-Ami
o        GPO
o        Group Health
o        GTE
o        GTELE
o        Hamilton Police
o        Health Net
o        Hoechst Celanese
o        Hughes Defense Communications

o        Hughes EDSG
o        Hybritech
o        IAAI
o        Indiana Toll Road
o        InternetConnect
o        ISMS
o        ITT Aerospace
o        Jayhawk
o        John Deere
o        Johnson and Johnson
o        Johnson Controls
o        Kodak
o        KOPEC
o        Kraft-General Foods
o        LA Daily News
o        LDS Church
o        Lego Systems
o        Lexis-Nexis
o        Liberty Mutual
o        Lockwood Greene
o        Loral
o        Loral Vought
o        Los Alamos Nat'l Labs
o        LTU
o        LTV_
o        Marathon Oil
o        Mayo Clinic
o        MCI
o        Med Colleg of Wisconsin
o        Metro Seattle
o        Midwest
o        Milligan College
o        Mobile One
o        Motorola
o        MRMLS
o        MTC Telecommunications
o        MTech
o        MTM
o        NASA
o        National Health Labs
o        National Telephone Services
o        Navajo Nation
o        Neles-Jamesbury
o        NEPOOL

o        Network Misc
o        Network-1 Waltham Design
o        NIPSCO
o        North Shore Sanitary District
o        Northeast Nuclear
o        Northeast Utilities
o        Northrop BAT Group
o        NPCC
o        Nutrasweet
o        NUWES
o        NW Alloys
o        OK State Senate
o        Otis Elevator R&D
o        Pacific Bell
o        Packard Electric
o        Perot Systems
o        Philip Morris
o        PPG Lexington
o        PSInet


REPORTS CONSOLIDATED ON CD 3
----------------------------
o        RCMP Hamilton Police
o        Reemay, Inc
o        Regional Information Systems
o        Remmele Engineering
o        Riksdagen (Sweden)
o        RR Donnelley
o        Sandoz
o        Schulte, Roth & Zabel
o        Scripps Howard
o        Searle
o        SEMA
o        Shepard Poorman
o        Sikorsky Aircraft
o        SmithKline #1
o        Sony Pictures
o        Southwestern Bell Telephone
o        SUNY - Alfred
o        SWBT #1
o        Tandy Corporation
o        Techdata
o        TelAlaska
o        Teradyne
o        The Associates

o        The Citadel
o        The Taunton Press
o        Thrift
o        TIAA-CREF
o        Training Materials
o        TRAPS Generic Items
o        Travellers
o        Treetops School
o        TRW
o        United Airlines Flight Center
o        University of Portland
o        Unos
o        Vitalink
o        Wagstaff Net Design
o        Waste Management
o        Westpac Bank
o        Wheeling Pittsburgh Steel
o        Xilinx
o        Yadkin
o        Zenith

                                    EXHIBIT B


                              CONTRACTS & LICENSES


     ALL CONTRACTS BETWEEN SELLER AND THE BELOW LISTED CUSTOMERS OF SELLER:




1.       CyberCop License

                                    EXHIBIT C

                               DISCLOSURE SCHEDULE


         The responses in this Disclosure Schedule are numbered in accordance with the subsections of Section 4. The information provided in this Disclosure shall be deemed to supplement and be a part of the indicated subsections of the representations and warranties of Seller contained in the indicated subsections of the Agreement, as applicable. All information provided in this Disclosure Schedule shall be construed as exceptions to the representations and warranties contained in the sections of Section 4 that are specifically referenced herein, unless otherwise indicated by the context. Any disclosures made under the heading of one section of this Exhibit C may apply to and/or qualify disclosures made under one or more other sections. Section headings are provided for convenience only. Unless otherwise defined, any capitalized terms in this Disclosure Schedule shall have the same meanings assigned to such terms in the Asset Purchase Agreement to which this schedule is an exhibit.

Item 4.2 Subsidiaries and Guaranties.
-------------------------------------

         Network-1 Acquisition Corp. is a wholly owned subsidiary of the Seller and does not own any of the Purchase Business or Purchased Assets.

Item 4.6 Litigation
-------------------

         The Seller commenced an action against a former employee (Peter Mearsheimer) for recovery of a loan in the principal amount of $10,584 (plus interest) which Mr. Mearsheimer had failed to repay the Seller. Mr. Mearsheimer has asserted a counterclaim against the Seller for $47,850 for alleged commissions due him from the Seller.

Item 4.10 Title to and Condition of Purchased Assets.
----------------------------------------------------

         The current location of all tangible Purchased Assets and Third Party Software is set forth in Exhibit I to the Agreement. The CyberCop license renewal is due April 18, 2000 ($5,000).

Item 4.11 Absence of Certain Changes.
------------------------------------

         The transactions contemplated by the Agreement have caused Employees to expend material hours related to such transactions which were not in the normal course of business and adversely affected billable hours during the month of January, 2000.

(e) Seller leases an IBM RS-6000 computer which is not included as part of the Purchased Assets but was used for consulting training. This equipment will be returned to IBM upon closing.

(h) In connection with the sale of the Purchased Assets and Purchased Business, the Seller has agreed to provide additional benefits to the Employees including (i) additional grants of non-qualified stock options; (ii) accelerating vesting of stock options, (iii) changing the exercise period (following the termination of employment by the Seller) to ninety (90) days and (iv) a cash bonus payable from the $1.0 million of the Purchase Price held in escrow (the Escrow Funds as defined in the Escrow Agreement) provided each such employee is employed by Seller one year following the Closing. See Exhibit D to Agreement for a summary of benefits to be provided to Employees in connection with transactions contemplated by the Agreement. Buyer has not assumed any of the foregoing additional benefits promised to Employees by Seller.

(l) Kenneth Conquest was re-hired by the Seller on January 31, 2000 as part of the Professional Services team. Mr. Conquest receives compensation at the rate of $110,000 per annum. See also Item 4.11(h) and Exhibit D to Agreement for a summary of benefits to be provided to Employees in connection with transactions contemplated by the Agreement.

Item 4.12 Agreements and Commitments.
------------------------------------

(a) The Company currently has work-in-progress consulting arrangements (oral agreements) with R.W. Johnson Pharmaceutical Research, Lexis/Nexus, and eLoyalty. See Exhibit D for summary of employment agreements, offer letters and parting summary letters with respect to the Employees. See Item 4.11(l) related to the hiring of Kenneth Conquest.

     The Seller pays Robert Russo rent of $900 per month plus reimbursement of additional expenses (including telephone, ISDN line, etc.) with respect to is office location in Long Island City at Mr. Russo's residence.

(b) The Seller has an agreement dated September 10, 1999, with NextVISION with respect to the resale of consulting services (the "NextVISION Agreement"). The Seller has a license for CyberCop software with Network Associates which expires on April 18, 2000 (the "CyberCop License"). Buyer is not assuming, has not assumed, and will not by the execution, delivery or performance of this Agreement, or otherwise, assume or otherwise become responsible for any liability or obligation of any nature of Seller under the NextVISION Agreement.

(d)  See Russo lease arrangement referred in Item 4.12(a) above.

(e)  See NextVISION agreement referred to in Item 4.12(b)

(g) William Hancock has an outstanding loan from the Seller of $87,790 as of January 31, 2000.

(h) The NextVISION Agreement provides NextVISION with an exclusive right to resell Seller's consulting services in Argentina through March 31, 2000 subject to extension.

(i) Robert Russo and William Hancock have employment agreements which provide for severance payments upon termination by the Seller without cause. Mr. Russo and Mr. Hancock have agreed to waive any such severance payments in connection with the transactions contemplated by the Agreement. Also see Exhibit D for all Employees.

Item 4.13 Intellectual Property.
-------------------------------

(b)  (i) See CyberCop License as referenced in item 4.12(b) above.

(c)  The CyberCop License - see 4.12(b) above.

(d)  See CyberCop License referred to in Item 4.12(b).

(k)  See NextVISION agreement referred to in Item 4.12(b).

Item 4.16 Employees
-------------------

(a)  See reference to Russo and Hancock severance payments in Item 4.12(i).

(e) See Item 4.11(h) and Exhibit D for summary of benefits to be provided by Seller to Employees in connection with the transactions contemplated by the Agreement.

(f) A list of all Employees and their current base compensation as of the date of this Agreement is as follows:

                    William Hancock         $ 160,000
                    Robert Russo            $ 120,000
                    Michael Metzler         $ 102,500
                    Michael Matthews        $  95,000
                    Paul Harker             $  70,000
                    Brad Taylor             $  92,000
                    Kenneth Conquest        $ 110,000

Item 4.21 Customer Relationships.
--------------------------------

         There is deferred revenue with respect to R.W. Johnson Pharmaceutical Research of $38,375 as of January 31, 2000, subject to adjustment through Closing.

Item 4.22 Product and Service Quality.
-------------------------------------

In July 1999, the City of Hope filed a lawsuit against the Seller in Los Angeles Superior Court alleging breach of contract with respect to certain network security consulting services provided by the Seller to the City of Hope and seeking return of $530,893 paid to the Seller for such services, plus consequential damages and other unspecified damages. Prior to the City of Hope's commencement of the action, the Seller had demanded from the City of Hope payment in the amount of $218,766, representing outstanding invoices for services rendered by the Seller to City of Hope. In October, 1999, the parties settled the dispute by agreeing to forego their respective claims against each other and exchanging general releases. The case was dismissed with prejudice.

         The Seller had a dispute with AIRINC with respect to certain consulting services preferred. The dispute was resolved and AIRINC has paid the Seller in full for such services.

                                    EXHIBIT D

                                    EMPLOYEES

         The term Employees in the Asset Purchase Agreement to which this Exhibit D is attached refers to those Seller employees used to render services in connection with the Purchased Business who are listed below and who accept employment with Buyer:


EMPLOYEES
-------------------------

1.       Dr. Bill Hancock
2.       Bob Russo
3.       Mike Metzler
4.       Ken Conquest
5.       Brad Taylor
6.       Dr. Mike Matthews
7.       Paul Harker


The Employees and the other Intangible Assets related to the Employees includes the following:

o any contracts and/or information that may be required to retain all current Employees of the Purchased Business
o the employment and personnel records for all employees of the Purchased Business hired by Buyer, whether in electronic media or otherwise

     EXHIBIT E

                             OTHER INTANGIBLE ASSETS

         The Intangible Assets as defined in Section 1.10 of the Asset Purchase Agreement to which this Exhibit is attached includes items (a) through (i) below and the other items listed below: (a) all contract rights, customer lists, prospective customer lists, any lead database, email addresses of customers registered via the web and related information related to the Purchased Business or the Contracts; (b) all Intellectual Property including, without limitation, patents, copyrights, trademarks and service marks directly related to the Purchased Business or customers of the Purchased Business, including Intellectual Property listed on Exhibits A, E, F, H, and I; (c) all documents and records relating to the Purchased Assets or the operations of the Purchased Business, including all customer and vendor records, all data of any type related to the Purchased Business on any computer used in the Purchased Business, and all lists of leads; (d) all permits, licenses, consents, filings, authorizations, approvals and indicia of authority (and pending applications for any thereof) related to the Purchased Business; (e) any and all prepaid expenses, advances, deposits and other assets related to the Purchased Business subject to obtaining any required consent to transfer thereof; (f) all right, title and interest of Seller in the trademarks and applications therefor of related to the Purchased Assets or the Purchased Business and all goodwill associated therewith; (g) all marketing and promotional literature used in connection with the Purchased Business, including as provided on Exhibit F; (i) the web site and URL used in connection with the Purchased Business and all related source HTML files and documentation associated with the operation of such site.


PROFESSIONAL SERVICES
---------------------

o    Act Database of all customers and prospects in ACT format.
o    Documentation
o    All hardcopies and softcopies of Professional Services marketing materials
o The full consulting group web site on CD o Hyperlink from Network-1 Consulting's URL to a URL identified by Buyer
o All customer and vendor records and payment terms, including but not limited to payment schedules and an aged receivables report (as of 12/31/99 and as of Closing) covering for periods current through 90 days past due.

o The following cellular phone numbers registered in the name of Seller and used by the following Employees in connection with the operation of the Purchased Business:

                  ========================= =========================
                  Name                      Phone Number
                  ========================= =========================
                  Dr. Bill Hancock          972-740-7347
                  ------------------------- -------------------------
                  Bob Russo                 917-769-6486
                  ------------------------- -------------------------
                  Mike Metzler              206-669-0681
                  ------------------------- -------------------------
                  Ken Conquest              None
                  ------------------------- -------------------------
                  Brad Taylor               617-834-9522
                  ------------------------- -------------------------
                  Dr. Mike Mathews          770-329-4189
                  ------------------------- -------------------------
                  Paul Harker               360-608-3605
                  ========================= =========================

o The following pager numbers registered in the name of Seller and used by the following Employees in connection with the operation of the Purchased
     Business:

                  ========================= =========================
                  Name                      Pager Number
                  ========================= =========================
                  Dr. Bill Hancock          800-759-8888
                  ------------------------- -------------------------
                  Bob Russo                 800-skypage
                  ------------------------- -------------------------
                  Mike Metzler              800-759-8888
                  ------------------------- -------------------------
                  Ken Conquest              None
                  ------------------------- -------------------------
                  Brad Taylor               None
                  ------------------------- -------------------------
                  Dr. Mike Mathews          800-759-8888
                  ------------------------- -------------------------
                  Paul Harker               800-759-8888
                  ========================= =========================


COURSE SUMMARY'S
----------------
o        (t)CMS Course Handout
o        1-day net statistics
o        1st Boston Special
o        Advanced Ethernet course
o        Advanced Network Design
o        Aetna Audit handout
o        aggroup 1-97
o        Alpha Micro Enet,TCP & Novell
o        AoC Security Audit Presentation
o        Arch_PP
o        ASCUE '91 handout
o        ASCUE '93 seminar
o        ASCUE networking seminar
o        ASM '95 Dallas
o        AT&T DECnet-LAT Course
o        ATM
o        ATM case studies

o        ATM Course
o        ATM primer
o        ATM stuff
o        BAYVAX Cl-Svr Net Performanc
o        Bechtel FWP 2-97
o        Bechtel FWP 2-9700
o        bill's TCP password packets
o        Bowne exec tech trends
o        BPA Database course
o        CL-svr net perf 1-hr session
o        Client-Server
o        CMS Course Handout
o        CMS Course Handout (new)
o        Compsec '94
o        Compsec '94 dist sys security
o        Compsec '94 Network Security
o        Compsec '95
o        CompSec '96 FW seminar
o        CompSec'95 Future of Inet Sec-
o        CompSec'95 Future of Inet Sec00
o        Consulting presentation 2-97
o        Coors Net Mgt 2-16-93
o        Copy of Macro-32 Course
o        Corning Glass Network Special
o        Corp Org Chart 10-4-96
o        Course Outlines
o        CSI Dial-up Security
o        CSI Expert Systems
o        CSI Nov '95
o        Data Comm for Mgrs
o        DECnet Mgt (3-day)
o        DECnet-TCP (2-day)
o        DECnet-VAX Internals (IV)
o        DECnet-VAX Mgt (2-day)
o        DECnet-VAX Performance
o        DECnet-VAX Programming
o        DECUS 1-Day network security
o        DECUS 1-hr cl-svr net perf
o        DECUS BAYVAX Net Futures
o        DECUS Client-Server
o        DECUS F'94
o        DECUS F'94 Anaheim
o        DECUS File Servers
o        DECUS LAN Troubleshooting

o        DECUS Las Vegas F92 Sessions
o        DECUS Las Vegas F93 Sessions
o        DECUS Mac-to-VAX Connections
o        DECUS Micro-Mainframe
o        DECUS Multivendor Net Mgt
o        DECUS Net Mgt Toolkit
o        DECUS Network Security
o        DECUS Ntwk w-twisted pair
o        DECUS Ntwk w-twisted pair00
o        DECUS Orlando Network Performan
o        DECUS S'93 Atlanta Sessions
o        DECUS S'94 New Orleans
o        DECUS S'95
o        DECUS Seminars
o        DECWindows Appendix A code
o        DECWindows short example
o        Defeating Inter-Intra sec w-f00
o        Defeating Inter-Intra sec w-fir
o        Defending Servers against network attacks 7-98
o        Design Sample
o        Dial-Up Security
o        Dial-up-remote LAN '95
o        Distributed Applications
o        DoE ISC-211 Conference
o        E-commerce & Firewalls
o        EDPAA CL-SVR Net Arch-Perf
o        EDPAA Cl-Svr Security Issues
o        EDPAA Dial-Up MODEM Protection
o        EDPAA Dial-Up Security
o        EDPAA Multiprotocol LAN Securit
o        EDPAA Net O-S Intro
o        EDPAA NY 1-94 Courses
o        EDS Protocol Course
o        EG&G Special 7-91
o        EKDUG PC & Wrkstn Net 10-91
o        Encryption Futures
o        Entergy Special
o        EP & Writing Books
o        Ethernet Concepts & Planning
o        Ethernet intro
o        Ethernet Mgt & Troubleshooting
o        Executive Seminar (networks)
o        Expert system seminar
o        Firewall charts-graphs

o        Firewall charts-graphs00
o        Firewall seminar
o        Futures of Technology keynote
o        General Logistics Handout (Enet
o        Good Net Design_
o        Good network design
o        Good network design (new)
o        Groupware and DTP
o        Hancock_97
o        High Speed fwls 2-8-96
o        Hoechst Multivendor Net Mgt
o        HOECHST PC & Workstns Nets
o        IIA Abilene 1996
o        Industrial Networks
o        Intel design, perf, mgt & trend
o        Interconnecting LANs
o        Internet Futures for ASM '951
o        Internet-What Future Holds
o        Interop s96 Paper
o        Intranets Some assy req 9-96
o        Intranets Some assy req 9-9600
o        Intro to ATM
o        Intro to ATM - short version
o        Intro to Net Security 2-97
o        Intro to Net Security 2-9700
o        IP subnet mask spreadsheet
o        Ireland System Manager Seminar
o        ISACA - Cl-svr Audit-Sec-Ctl 00
o        ISACA - Cl-svr Audit-Sec-Ctl NJ
o        ISACA abstracts CACS 97
o        ISACA Auditing Networks 9-95
o        ISACA Auditing Networks 9-9500
o        ISACA DFW 1-95 Datacomm Basics
o        ISACA Houston '96
o        ISACA LA '95
o        ISACA95 Sessions Atlanta
o        Kodak Seminar CL-Svr
o        Kodak SQL for Netprof
o        Kodak-DEC-Telestar TCP-IP
o        LAN Architectures
o        LAN Capacity Planning
o        LAN Protocols
o        LAN Statistics
o        LAN Theory

o        LAN Theory 1996
o        London Firewalls 5-96
o        London product pres 5-96
o        Macro-32 Course Overheads
o        Mactivity '93 Net Trends
o        Mactivity '94
o        Mactivity '95
o        Mactivity '96 Intro to ATM
o        Mactivity '96 LANE (ATM)
o        Managing multiple Ethernets
o        Managing multivendor systems-
o        Managing multivendor systems-00
o        Managing Real-Time LANs
o        Mapping Your Network
o        Measuring Net Performance
o        Metro Seattle Special purchasin
o        Mgt Nets with NTPROF
o        Micro & Workstn Networks
o        Microcomputer Protocols
o        Migrating to TCP-IP
o        Migrating to TCP-IP00
o        Mike's Conference Handouts
o        Mike's Presentations
o        MMS Handout (new)
o        NAF95 Handouts
o        Navajo Network Troubleshooting
o        ncl slides
o        Net Firewalls 5-96
o        Net Firewalls 5-9600
o        Net mon, mgt & perf
o        Net Security - EDS - 3-95
o        Net Security - EDS - 3-9500
o        NET1-A+ pres 10-12-95
o        NET1-A+ pres 10-12-9500
o        NET1-ACC
o        NET1-AccessPlus 1-28-95
o        NET1-ANA
o        NET1-Analyst 1-29-95
o        NET1-Analyst 1-29-9500
o        NET1-NetPanel 1-29-95
o        NET1-NetPanel 1-29-9500
o        NET1-SEC
o        NET1-SecurePlus 1-29-95
o        NET1-SecurePlus 1-29-9500

o        NetExpo Firewalls 9-94
o        Network Design - Intensive
o        Network Event Management
o        Network MGR & Phase V
o        Network Performance
o        Network Performance F'94
o        Network Protocol Analysis
o        Network Security
o        Network Security (new 10-21-90
o        Network Security Seminar
o        Network statistics 35mm
o        Network Troubleshooting
o        Network-1 Eveready presentation
o        Network-1 Oxford presentation
o        Networks & Graphics
o        New DECUS net security
o        New DECUS net security-
o        NovaQuest CEO Handout
o        NT Firewall seminar 4-97
o        ntprof relational manual
o        Ntwk Des & Analy-
o        NWTA Enterprise Net Mgt
o        NWTA LAN-WAN Integration
o        Oakridge
o        Oakridge Presentations
o        One Day Firewall Seminar
o        OSI Design & Migration course
o        OSI design and migration
o        OSI Intro course
o        Pascal folder
o        Pathworks (2-day)
o        PAVLUG Multi-vendor Net '91
o        PAVLUG Network Security '91
o        PC & Workstn Net Mgt & Trouble
o        PC & WS Networks (new)
o        Phase V DECnet Course 12-2-89
o        Philip Morris exec special
o        Pioneer firewalls 9-95
o        Pioneer NET1-Firewall-Plus
o        Pioneer presentations
o        PM Net Security Special
o        PM Yr2000 Special
o        Portland LUG PC & Work Ntwks
o        Portland LUG Phase V

o        Portland LUG Phase V overview
o        Product Roadmap RevII
o        RDB-VMS Handout (1-15)
o        Relational DB Concepts
o        Remote Client-Svr Apps
o        Rockhurst NY firewalls 9-95
o        RSX DECnet Internals
o        SANS NS99
o        SB 1994 Perf results
o        Scanned stuff for DuPont
o        SCTE '97
o        Sec Inter-Intra environment 97
o        Securing an Internet Connection
o        Selecting Switching Bridges
o        SEMA II
o        Short Corp-Product brief 8-96
o        SUNY Handout
o        Sweden multivendor handout
o        Sweden Tech Update
o        Switching Bridges
o        System & Network Security
o        TCA Network Security
o        TCA Network Security 1994
o        TCP Graphics
o        TCP-IP
o        TCP-IP & GOSIP
o        TCP-IP & NetBIOS
o        TCP-IP & NetBIOS00
o        TCP-IP Supplement to Ethernet
o        TCP-OSI
o        Tech trends 1-day_
o        Tech trends 1-day_00
o        Tech trends a Perspective
o        Tech trends affecting nets TCA
o        Tech trends in networks (new)
o        Technical overview of MODEMS
o        Technical staff management
o        Technical Trends slides
o        Tel-Ed 97 Overheads
o        Third Party Purchasing
o        Traveling with Laptops
o        Troubles with Ethernet
o        Troubles with Technology
o        TRW Network Firewalls session

o        Twinkie Stuff
o        UNDERSTANDING ETHERNET
o        Using CMS & MMS for Product Dis
o        Using Internet to Improve Biz_
o        VAXCluster Performance
o        VMS Courses
o        VMS Examples
o        WAN security for SCTE 1-97
o        Why be On Internet-
o        Wide Area Networks
o        WinNT Programming In Practice
o        Winsummit 99 Davos Switzerland
o        WWW Security
o        XYZ net migration example

                                    EXHIBIT F

                                  PUBLICATIONS


     Those publications of Seller or, to the extent of Seller's interest, of any of the Employees relating to the Purchased Business or network security including without limitation the following:



o        Computers & Security files
o        Network-1, Inc-
o        Newsletter Files
o        NewUI Screens
o        Proposals
o        Sales Manual Docs
o        Speaking Engagement files
o        White Papers
o        Wiring documents

                                    EXHIBIT G

                             OTHER PURCHASED ASSETS


o Several file cabinets of Dr. Hancock which are in storage and copies of invoices will be shipped after the closing to location specified by Buyer.

                                    EXHIBIT H

                                    SOFTWARE


         The software described in items 1, 2, 3, 4, 5, and 6 a-k below, which constitute all computer software programs developed in connection with the Purchased Assets or the Purchased Business, in source and object code for all platforms and in all languages and each of the following items related to such software: (i) any and all documentation; (ii) any and all related databases;
(iii) all supplementary software programs related thereto; (iv) all derivative works, modifications, alterations, amendments, corrections, updates, enhancements, changes, upgrades, and additions to the foregoing; (v) all know how, inventions, work in progress, algorithms, diagnostic routines, processes related to or associated with the foregoing; (vi) any and all related manuals, logic diagrams, flow charts, programmers' notes, and other documentation relating to the foregoing; and (vii) bug data bases and tech support.

1. All penetration analysis and reporting software, including TRAPS applications.
2.       the archive file hacktools.tar.Z and all information contained therein
3.       the archive file scanner.tar.Z and all information contained therein
4.       the archive file httpd.tar and all information contained therein
5.       the archive file misc.tar.Z and all information contained therein
6.       Various analysis tools including:
               a.    Net1 Analyst
               b.    Network Mapping Utility
               c.    Network Statistics Reporter
               d.    Network Security Monitor
               e.    Network Event Manager
               f.    Check-4-Virus
               g.    Net1 Analyst for DOS
               h.    Data Collection Toll for DOS
               i.    Network Traffic Analyzer
               j.    Network Report Data Reduction Utility
               k.    Network Traffic Data Collector

                                    EXHIBIT I


                    TANGIBLE ASSETS AND THIRD PARTY SOFTWARE


1. Computer and networking equipment, personal electronic computer and other equipment, and third party software used by the Employees, owned by Seller, and used in connection with the Purchased Business including, without limitation, the items listed on the two spreadsheets attached to this
             Exhibit I and labeled, "Exhibit I - Tangible Assets and Third Party Software."

2. All other existing tangible assets not listed above, including without limitation, all properties and equipment used by Seller or any affiliate of Seller in the Purchased Business, all servers, routers, and personal computers (including laptops) used by Seller or any affiliate of Seller or any Employee in connection with the Purchased Business, including without limitation, the items listed on the two spreadsheets attached to this Exhibit I and labeled, "Exhibit I - Tangible Assets and Third Party Software."

                                                              EXHIBIT I
                                               TANGIBLE ASSETS AND 3RD PARTY SOFTWARE

DELIVERY OF TEXAS, WASHINGTON AND NEW YORK COMPLETED AT CLOSING. MASSACHUSETTS TANGIBLE ASSETS AND 3RD PARTY SOFTWARE WILL BE
DELIVERED TO BRAD TAYLORS EXODUS LOCATION UNLESS SPECIFIED OTHERWISE. HARDWARE/SOFTWARE INVENTORY FOR NETWORK-1 CONSULTING TEAM

                                                                                       Estimated     Total     Net Book
Quantity  Description              Config Info                                            Cost        Cost       Value    Location
--------  -----------              -----------                                            ----        ----       -----    --------
    1     Dell Inspiron 7000       300MHZ PII, DVD, 128MB, 8GB, 10/100, 56Kb  + OS      3,200.00    3,200.00    2,133.33    Waltham
    1     Dell Inspiron 7000       300MHZ PII, DVD, 128MB, 8GB, 10/100, 56Kb  + OS      3,200.00    3,200.00    1,066.67    Seattle
    3     Dell Inspiron 7000       300MHZ PII, DVD, 128MB, 8GB, 10/100, 56Kb  + OS      3,200.00    9,600.00    6,400.00    Texas
    1     Dell Inspiron 7000       300MHZ PII, DVD, 128MB, 8GB, 10/100, 56Kb  + OS      3,200.00    3,200.00    2,133.33    NY

    1     Dell Port Replicator     Docking Station                                        250.00      250.00      166.67    Waltham
    1     Dell Port Replicator     Docking Station                                        250.00      250.00       83.33    Seattle
    1     Dell Port Replicator     Docking Station                                        250.00      250.00      166.67    Texas

    1     Applications/SW          MS Office 2000                                         700.00      700.00      466.67    Waltham
    1     Applications/SW          MS Office 2000                                         700.00      700.00      233.33    Seattle
    3     Applications/SW          MS Office 2000                                         700.00    2,100.00    1,400.00    Texas
    1     Applications/SW          MS Office 2000                                         700.00      700.00      466.67    NY

    1     Applications/SW          NAI CyberCop 5.x (renew every 2 years)              10,000.00   10,000.00    6,666.67    Waltham
    1     Peripherals              HP Laser 6L                                            200.00      200.00      133.33    Waltham
    1     Peripherals              8GB disk                                               200.00      200.00      133.33    Waltham

    2     Peripherals              ZIP 100mb                                              100.00      200.00      133.33    TX

    1     Peripherals              CD burner                                              400.00      400.00      133.33    Seattle
    1     Peripherals              CD burner                                              400.00      400.00      266.67    Texas

    1     Applications/SW          Norton Systemworks                                     100.00      100.00       33.33    Seattle
    2     Applications/SW          Norton Systemworks                                     100.00      200.00      133.33    Texas

    1     Applications/SW          McAfee Office 2000 Pro                                 100.00      100.00       33.33    Seattle
    1     Applications/SW          McAfee Office 2000 Pro                                 100.00      100.00       66.67    Texas

    1     Applications/SW          Visio Professional                                     700.00      700.00      466.67    Waltham
    1     Applications/SW          Visio Professional                                     700.00      700.00      233.33    Seattle
    1     Applications/SW          Visio Professional                                     700.00      700.00      466.67    Texas
    1     Applications/SW          Visio Professional                                     700.00      700.00      466.67    NY

    2     Applications/SW          Visio Network Diagrams                                 295.00      590.00      393.33    Texas

    1     IBM 300GL                300 MHZ, 64 MB, 8.4 GB - NT 4.0 WS                   1,200.00    1,200.00      800.00    Texas
    2     IBM 300GL                300 MHZ, 64 MB, 8.4 GB - NT 4.0 WS                   1,200.00    2,400.00    1,600.00    Seattle

    2     Peripherals              10 GB disk                                             200.00      400.00      266.67    Waltham

    1     AST 200G                 200MHz, 64MB, 12GB, W95                              1,000.00    1,000.00      666.67    Waltham
    1     IBM 300GL                300 MHZ, 128 MB, 8.4 GB - NT 4.0 WS, Linux 6.0       1,365.00    1,365.00      910.00    Waltham
    1     Peripherals              10 GB disk                                             200.00      200.00      133.33    Waltham
    1     Peripherals              Epson 850 color inject printer                         150.00      150.00      100.00    Waltham

    1     Dell 400                 400MHZ, 128MB, 12GB disk, 10/100  - NT 4.0 Server    3,000.00    3,000.00    2,000.00    Waltham
    3     Dell 400                 400MHZ, 128MB, 12GB disk, 10/100  - NT 4.0 Server    3,000.00    9,000.00    6,000.00    Texas

    1     Peripherals              4 port keyboard/monitor/mouse switch                   250.00      250.00      166.67    Waltham
    1     Sun Ultra 5              270 MHz, 128MB, 4.3 GB, CD - Solaris 2.7 & 2.51      2,600.00    2,600.00    1,733.33    Waltham
          Monitors
    1     Princeton Graphics       17" Ultra 72                                           200.00      200.00      133.33    Waltham
    1     iiyama                   21" VisionMaster Pro 502                               980.00      980.00      653.33    Waltham
    1     Daewood                  15"                                                    150.00      150.00      100.00    Waltham
    1     NEC                      15" Multisync 3FGE                                     150.00      150.00      100.00    Waltham

    1     Nokia 44X                21" monitors                                         1,200.00    1,200.00      400.00    Seattle
    2     Nokia 44X                21" monitors                                         1,200.00    2,400.00    1,600.00    Texas

    1     Misc                     14" monitor                                            150.00      150.00      100.00    Waltham
          Misc
    1     Linksys                  Etherfast 10/100 8-port Autosensing                    100.00      100.00       66.67    Waltham
    1     Linksys                  Etherfast 10/100 8-port Autosensing                    100.00      100.00       66.67    Texas

    1     Linksys/Misc             5 port 10mbps minihubs                                  50.00       50.00       16.67    Seattle
    4     Linksys/Misc             5 port 10mbps minihubs                                  50.00      200.00      133.33    Texas

    1     Cell phones              Nokia 6162                                             150.00      150.00      100.00    Texas
    1     Cell phones              Nokia 6162                                             150.00      150.00       50.00    Seattle
    1     Cell phones              Nokia 6162                                             150.00      150.00      100.00    Texas
    1     Cell phones              Nokia 6162                                             150.00      150.00      100.00    NY
    1     Cell phones              Nokia 6162                                             150.00      150.00      100.00    Texas

    1     Palm Pilot                                                                      500.00      500.00      333.33    Texas
    1     Intel PC Camera                                                                 450.00      450.00      300.00    Texas
    1     Apple LaserWriter                                                             2,200.00    2,200.00    1,466.67    Texas
    1     Paper Shredder                                                                  150.00      150.00      100.00    Texas
    1     Cisco 801 ISDN Router                                                           599.00      599.00      199.67    Seattle
    1     Triplite 700 UPS                                                                200.00      200.00      133.33    Texas
    1     Sun Ultra 10                                                                  2,000.00    2,000.00    1,333.33    Texas
    1     HP Design Jet 450C                                                            4,100.00    4,100.00    2,733.33    Waltham
          Miscellaneous Hardware
            and Software                                                                8,000.00    8,000.00    2,666.67
                                                                                       ---------------------------------------------
          TOTAL                                                                        85,634.00   51,939.67   23,863.33
                                                                                       =============================================

                                                        EXHIBIT I (continued)
                                               TANGIBLE ASSETS AND 3RD PARTY SOFTWARE

DELIVERY OF TEXAS, WASHINGTON AND NEW YORK COMPLETED AT CLOSING. MASSACHUSETTS TANGIBLE ASSETS AND 3RD PARTY SOFTWARE WILL BE
DELIVERED TO BRAD TAYLORS EXODUS LOCATION UNLESS SPECIFIED OTHERWISE. HARDWARE/SOFTWARE INVENTORY FOR NETWORK-1 CONSULTING TEAM


Quantity  Description                     MA          TX          WA           User(s)
--------  -----------                     --          --          --           -------
    1     Dell Inspiron 7000             2,133.33                             Brad
    1     Dell Inspiron 7000                                     1,066.67     Metzler
    3     Dell Inspiron 7000                         6,400.00                 Harker, Mathews, Hancock
    1     Dell Inspiron 7000             2,133.33                             Russo

    1     Dell Port Replicator             166.67                             Brad
    1     Dell Port Replicator                                      83.33     Metzler
    1     Dell Port Replicator                         166.67                 Hancock

    1     Applications/SW                  466.67                             Brad
    1     Applications/SW                                          233.33     Metzler
    3     Applications/SW                            1,400.00                 Harker, Mathews, Hancock
    1     Applications/SW                  466.67                             Russo

    1     Applications/SW                6,666.67                             Brad
    1     Peripherals                      133.33                             Brad
    1     Peripherals                      133.33

    2     Peripherals                                  133.33

    1     Peripherals                                              133.33     Metzler
    1     Peripherals                                  266.67                 Harker, Mathews

    1     Applications/SW                                           33.33     Metzler
    2     Applications/SW                              133.33                 Harker, Mathews

    1     Applications/SW                                           33.33     Metzler
    1     Applications/SW                               66.67                 Harker, Mathews

    1     Applications/SW                  466.67                             Brad
    1     Applications/SW                                          233.33     Metzler
    1     Applications/SW                              466.67                 Harker, Mathews, Hancock
    1     Applications/SW                  466.67                             Russo

    2     Applications/SW                              393.33                 Harker, Mathews, Hancock

    1     IBM 300GL                                    800.00                 Harker, Mathews, Hancock
    2     IBM 300GL                                              1,600.00     Metzler

    2     Peripherals                      266.67                             Brad

    1     AST 200G                         666.67                             Hancock
    1     IBM 300GL                        910.00                             Brad
    1     Peripherals                      133.33                             Brad
    1     Peripherals                      100.00

    1     Dell 400                       2,000.00                             Brad
    3     Dell 400                                   6,000.00                 Harker, Mathews, Hancock

    1     Peripherals                      166.67                             Hancock
    1     Sun Ultra 5                    1,733.33                             Brad
          Monitors
    1     Princeton Graphics               133.33                             Brad
    1     iiyama                           653.33                             Brad
    1     Daewood                          100.00                             Brad
    1     NEC                              100.00                             Brad

    1     Nokia 44X                                                400.00     Metzler
    2     Nokia 44X                                  1,600.00                 Harker, Mathews, Hancock

    1     Misc                             100.00
          Misc
    1     Linksys                           66.67                             Brad
    1     Linksys                                       66.67                 Harker, Mathews, Hancock

    1     Linksys/Misc                                              16.67     Metzler
    4     Linksys/Misc                                 133.33                 Harker, Mathews, Hancock

    1     Cell phones                                  100.00                 Harker
    1     Cell phones                                               50.00     Metzler
    1     Cell phones                                  100.00                 Hancock
    1     Cell phones                      100.00                             Russo
    1     Cell phones                                  100.00                 Mathews

    1     Palm Pilot                                   333.33
    1     Intel PC Camera                              300.00
    1     Apple LaserWriter                          1,466.67
    1     Paper Shredder                               100.00
    1     Cisco 801 ISDN Router                                    199.67
    1     Triplite 700 UPS                             133.33
    1     Sun Ultra 10                               1,333.33
    1     HP Design Jet 450C             2,733.33
          Miscellaneous Hardware
            and Software                   666.67    1,666.67      333.33
                                   -------------------------------------------------------------------
          TOTAL                         23,660.00    4,416.33    51,939.67
                                   ===================================================================

                                  SCHEDULE 3.2

                                LISTED CUSTOMERS




1.    Delphi/Packard Electric
2.    J & J (PRI)
3.    Oxford University Press
4.    Entergy
5.    Lexis Nexis
6.    Eloyalty
7.    24/7 Media
8.    HP
9.    Pacific AeroSpace
10.   Silver Cube/Multi Bear